UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

FLUIDIGM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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7000 Shoreline Court, Suite 100
South San Francisco, California 94080
(650) 266-6000
April 27, 2018
Dear Stockholder:
We are pleased to invite you to attend our 2018 annual meeting of stockholders to be held on Thursday, May 31, 2018 at 9:00 a.m., Pacific Time, at the Company’s offices located at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080. The formal meeting notice and proxy statement are attached.
At this year’s annual meeting, our stockholders will be asked to:
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elect the two nominees for Class II director named in the proxy statement, each to hold office until our 2021 annual meeting of stockholders or until his successor is duly elected and qualified;

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vote, on an advisory basis, to approve the compensation of our named executive officers for the year ended December 31, 2017, as set forth in the proxy statement; and

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ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our common stock through a broker, bank, trustee, or other nominee, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet.
Thank you for your continued support of Fluidigm. We look forward to seeing you at our annual meeting.
Sincerely,
Stephen Christopher Linthwaite
President and Chief Executive Officer
This notice of our annual meeting of stockholders, the proxy statement, and the proxy card are being distributed and made available on or about April 27, 2018.

Fluidigm Corporation
7000 Shoreline Court, Suite 100
South San Francisco, California 94080
(650) 266-6000

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Time and Date
9:00 a.m., Pacific Time, on Thursday, May 31, 2018.
Place
Fluidigm’s offices located at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080.
Items of Business
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To elect the two nominees for Class II director named in this proxy statement, each to hold office until our 2021 annual meeting of stockholders or until his successor is duly elected and qualified.

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To vote, on an advisory basis, to approve the compensation of our named executive officers for the year ended December 31, 2017, as set forth in this proxy statement.

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To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018.

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To transact any other business that may properly come before the 2018 annual meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date
You are entitled to vote only if you were a Fluidigm stockholder of record as of the close of business on the record date, April 5, 2018.
Meeting Admission
You are entitled to attend the annual meeting only if you were a Fluidigm stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.
Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or over the Internet, by indicating your plans when prompted.
Annual Report
Our 2017 annual report is enclosed with these materials as a separate booklet. You may also access our 2017 annual report by visiting http://www.viewproxy.com/Fluidigm/2018. Our 2017 annual report is not a part of the proxy solicitation materials.

Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” beginning on page 1 of the proxy statement, or as set forth on your enclosed proxy card.
This notice of our annual meeting of stockholders, the proxy statement, and the proxy card are being distributed and made available on or about April 27, 2018.

PROXY STATEMENT
FOR 2018 ANNUAL MEETING OF STOCKHOLDERS
i

ii

FLUIDIGM CORPORATION
7000 Shoreline Court, Suite 100
South San Francisco, California 94080

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held on May 31, 2018

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our President and Chief Executive Officer, Stephen Christopher Linthwaite, and our Chief Financial Officer, Vikram Jog, to serve as proxies for the annual meeting.
Why am I receiving these materials?
We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2018 annual meeting of stockholders, which will take place on Thursday, May 31, 2018 at 9:00 a.m., Pacific Time at the Company’s offices located at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.
This proxy statement and the accompanying proxy card, notice of annual meeting, and voting instructions are being mailed on or about April 27, 2018 to all stockholders of record entitled to vote at the annual meeting.
What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.
How do I get electronic access to the proxy materials?
The notice of annual meeting, proxy statement, and 2017 annual report are available by visiting http://www.viewproxy.com/Fluidigm/2018 and typing in the control number as set forth (i) on the proxy card (for stockholders of record), or (ii) on the voting instruction form (for individuals who hold shares through a broker, bank, trustee, or nominee).
What items of business will be voted on at the annual meeting?
The items of business scheduled to be voted on at the annual meeting are as follows:
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the election of the two nominees for Class II director named in this proxy statement, each to hold office until our 2021 annual meeting of stockholders or until his successor is duly elected and qualified;

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to vote, on an advisory basis, to approve the compensation of our named executive officers for the year ended December 31, 2018, as set forth in this proxy statement; and

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to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018.

We will also transact any other business that properly comes before the annual meeting.
How does the board of directors recommend that I vote?
Our board of directors recommends that you vote your shares:
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“FOR” the nominees for Class II director named in this proxy statement;

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“FOR” approval of the compensation of our named executive officers for the year ended December 31, 2017, on an advisory basis; and

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“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018.

What shares can I vote?
Each share of our common stock issued and outstanding as of the close of business on April 5, 2018, the record date for the 2018 annual meeting of stockholders, is entitled to vote on all items being considered at the 2018 annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the record date, we had 38,912,978 shares of common stock issued and outstanding.
How many votes am I entitled to per share?
For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many stockholders hold their shares as a beneficial owner through a broker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by our mailing agent. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.
Beneficial Owner
If your shares are held through a broker, bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement, and 2017 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.
Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker, bank, trustee, or other nominee.

How can I contact Fluidigm’s transfer agent?
Contact our transfer agent by writing Computershare Trust Company, N.A., 462 South 4th Street, Suite 1600, Louisville, KY 40202. You may also contact our transfer agent by calling (800) 662-7232 or (781) 575-2879 or via its Investor Center at https://www-us.computershare.com/Investor/Contact.
How can I attend the annual meeting?
You are entitled to attend the annual meeting only if you were a Fluidigm stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 5, 2018, together with a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.
If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.
Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.
Will the annual meeting be webcast?
We do not expect to webcast the annual meeting.
How can I vote my shares in person at the annual meeting?
Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
How can I vote my shares without attending the annual meeting?
By mail
Complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States).
If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.
If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to Fluidigm Corporation, c/o Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003.
If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank, trustee, or other nominee. Simply complete and mail the proxy card provided to the address provided by your broker, bank, trustee, or other nominee.
You may attend the annual meeting in person even if you have already voted by proxy.
By telephone or on the Internet
If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.

If you are a beneficial owner of shares, your broker, bank, trustee, or other nominee may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee, or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.
Can I change my vote or revoke my proxy?
You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, Attn: Corporate Secretary, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.
Is there a list of stockholders entitled to vote at the annual meeting?
The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Fluidigm or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
How many shares must be present or represented to conduct business at the annual meeting?
Holders of a majority of the issued and outstanding shares of common stock as of the record date must be present in person or represented by proxy, also referred to as a quorum, to hold and transact business at the annual meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, the chairperson of the meeting or the holders of a majority of the issued and outstanding shares of common stock present at the annual meeting may adjourn the meeting to another date.

What is the voting requirement to approve each of the proposals?
Proposal	Vote Required	Discretionary Voting Allowed?
Election of Class II Directors	Plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors	No
Advisory Vote on Approval of Executive Compensation	Majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter	No
Ratification of Appointment of PricewaterhouseCoopers LLP for the year ending December 31, 2018	Majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter	Yes
If you are a beneficial owner, your broker, bank, trustee, or other nominee is permitted to vote your shares on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018, even if the record holder does not receive voting instructions from you. However, your broker, bank, trustee, or other nominee does not have discretionary authority to vote on the election of the Class II directors without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. In addition, discretionary voting is not allowed with respect to the proposals seeking an advisory vote on approval of executive compensation. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of the Class II directors and the advisory vote on approval of executive compensation to your broker, bank, trustee, or other nominee.
Election of Class II Directors
The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the meeting and entitled to vote thereon to be approved. Therefore, the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors. You may (i) vote “FOR” all nominees, (ii) “WITHHOLD” your vote as to all nominees, or (iii) vote “FOR” all nominees except for those specific nominees from whom you “WITHHOLD” your vote. A properly executed proxy marked “WITHHOLD” with respect to the election of a Class II director will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of the Class II directors.
Advisory Vote on Approval of Executive Compensation
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2017. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.
Ratification of Appointment of PricewaterhouseCoopers LLP
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Notwithstanding the appointment of PricewaterhouseCoopers LLP and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders.
Interest of Executive Officers and Directors
None of our executive officers or directors has any substantial interest in any matter to be acted upon, other than our directors, with respect to the election to office of the directors so nominated.
What happens if additional matters are presented at the annual meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Stephen Christopher Linthwaite and Vikram Jog, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason a Class II director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our board of directors.
Who will count the votes?
A representative of our mailing agent, Alliance Advisors, LLC, will tabulate the votes and act as inspector of elections.
Who will bear the cost of soliciting votes for the annual meeting?
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, bank, trustee, and other nominees for the cost of forwarding proxy materials to beneficial owners.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our notice of annual meeting, proxy statement, and 2017 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who wish to participate in householding will continue to receive separate proxy cards. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2017 annual report, and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our mailing agent, Alliance Advisors LLC, either by calling (973) 873-7700 or by writing to Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003.
If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2017 annual report, and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Alliance Advisors LLC as indicated above.
Beneficial owners can request information about householding from their broker, banks, trustee, or other nominee.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December 28, 2018; provided, however, that in the event that we hold our 2019 annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2018 annual meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, also referred to as the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Fluidigm Corporation
Attn: Corporate Secretary
7000 Shoreline Court, Suite 100
South San Francisco, California 94080
Fax: (650) 871-7152
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the company’s proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2019 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:
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not earlier than February 11, 2019, and

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not later than March 13, 2019.

In the event that we hold our 2019 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2018 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:
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the 90th day prior to such annual meeting, or

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the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present such proposal at such meeting, we are not required to present the proposal for a vote at the meeting.
Nomination of Director Candidates
Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
In addition, it is the policy of our nominating and corporate governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our corporate secretary at our address set forth above. For additional information regarding stockholder recommendations for director candidates, please see the section entitled “Corporate Governance and Board of Directors — Process for Recommending Candidates to the Board of Directors.”
Availability of Bylaws
A copy of our bylaws may be obtained by accessing Fluidigm’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Fluidigm Policies on Business Conduct
We are committed to the highest standards of integrity and ethics in the way we conduct our business. We have adopted a code of ethics and conduct that applies to our board of directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other executive and senior officers. Our code of ethics and conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws, and conflicts of interest.
Under our code of ethics and conduct, each of our directors, officers, and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.
Our code of ethics and conduct is available on our website at http://investors.fluidigm.com/corporate-governance.cfm. When required by the rules of the NASDAQ Global Select Market, also referred to as NASDAQ, or the SEC, we will disclose any future amendment to, or waiver of, any provision of the code of ethics and conduct for our Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, or any member of our board of directors on our website at www.fluidigm.com in the Governance section of the Investors webpage, within four business days following the date of such amendment or waiver.
Corporate Governance Principles
Our board of directors has adopted a set of principles that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of our business in accordance with its fiduciary responsibilities. Among other things, these corporate governance principles address the establishment and operation of board committees, the role of our chairman, and matters relating to director independence and performance assessments. Our corporate governance principles are available on our website at http://investors.fluidigm.com/corporate-governance.cfm.
Role and Composition of the Board
As identified in our corporate governance principles, the role of our board of directors is to oversee the performance of our Chief Executive Officer and other senior management. Our board of directors is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations.
Our board of directors is currently comprised of six members and is divided into three staggered classes of directors. The board of directors is nominating two nominees for election as Class II directors.
The following table sets forth the names, ages as of April 5, 2018, and certain other information for each of our current directors:
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Patrick S. Jones(1)	I	73	Director	2011	2020	—
Nicolas Barthelemy(1)(2)	I	52	Director	2017	2020	—
Gerhard F. Burbach(1)(2)	II	56	Director	2013	2018	2021
Carlos Paya(3)	II	59	Director	2017	2018	2021
Samuel D. Colella(2)(3)	III	78	Chairman	2000	2019	—
Stephen Christopher Linthwaite	III	46	President, Chief Executive Officer and Director	2016	2019	—

(1)
Member of our audit committee

(2)
Member of our compensation committee

(3)
Member of our nominating and corporate governance committee

At each annual meeting of stockholders, a class of directors will be elected for a term of three years to succeed the class of directors whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2019 for the Class III directors, 2020 for the Class I directors, and 2021 for the Class II directors.
2017 Board Meetings
During 2017, our board of directors held twelve (12) meetings. Each of our directors attended or participated in 75% or more of the meetings of the board of directors and all committees of the board of directors on which he served during the past fiscal year, in each case during the period that he served as a director.
Board Leadership Structure
Our corporate governance principles provide that the board of directors will fill the chairman and Chief Executive Officer positions based upon the board’s view of what is in our best interests at any point in time. Although our current chairman is a non-employee director, the board has not adopted any policy requiring separation of the chairman and Chief Executive Officer positions or requiring allocation of the chairman position to a non-employee director. Samuel D. Colella, an independent director with substantial board and executive leadership experience, currently serves as our chairman. In addition to Fluidigm, Mr. Colella currently serves on the board of Flexion Therapeutics, Inc. and the boards of several private companies. Our board of directors believes that Mr. Colella’s qualifications to serve as chairman include his broad understanding of the life science industry and his extensive experience with emerging private and public companies, including prior service as chairman of other boards.
Separating the positions of the chairman and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing our chairman to lead our board in its fundamental role providing independent advice to and oversight of management. The board believes that having an independent director serve as chairman is the appropriate leadership structure for Fluidigm at this time and demonstrates our commitment to good corporate governance.
Director Independence
As a company listed on NASDAQ, we are required under the NASDAQ listing requirements to maintain a board comprised of a majority of  “independent directors,” as determined affirmatively by our board. In addition, the NASDAQ rules require that, subject to specified exceptions, each member of our audit, compensation, and nominating and corporate governance committees be independent. In March 2018, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that a majority of our directors are “independent directors” as defined under applicable NASDAQ rules, including Nicolas Barthelemy, Gerhard F. Burbach, Samuel D. Colella, Patrick S. Jones, and Carlos Paya. Stephen Christopher Linthwaite is not considered an independent director because of his positions as our President and Chief Executive Officer. There are no family relationships among any of our directors and officers.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our board of directors has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting and at such other times as requested by an independent director. These executive sessions are chaired by our chairman. Mr. Linthwaite does not participate in such sessions.
Board’s Role in Risk Oversight
While our board of directors has the ultimate oversight responsibility for the risk management process, it has charged our audit committee with responsibility to oversee management’s processes for identifying, monitoring, and addressing enterprise risks, evaluate and discuss with management its assessments of matters relating to enterprise risks, and oversee and monitor management’s plans to address such risks. Our audit committee oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The audit committee’s review of our business is an integral aspect of its assessment of management’s tolerance for risk and its determination as to the appropriate level of risk for our company.
In addition, in setting compensation, our compensation committee strives to create incentives that encourage a level of risk-taking consistent with our business strategy and to encourage a focus on building long-term value that does not encourage excessive risk-taking. In connection with its oversight of compensation-related risks, our compensation committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our compensation committee determined that any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Fluidigm.
At periodic meetings of the board and its committees and in other meetings and discussions, management reports to, and seeks guidance from, the board and its committees with respect to the most significant risks that could affect our business, such as legal, financial, tax, and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts, and investment policy and practices.
Board Committees
Our board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee.
Audit Committee. Our audit committee currently consists of directors Patrick S. Jones, Nicolas Barthelemy, and Gerhard F. Burbach. Patrick S. Jones is the chairman of the audit committee. Our board of directors has determined that each of Patrick S. Jones, Nicolas Barthelemy, and Gerhard F. Burbach, is independent and financially literate under the current rules and regulations of the SEC and NASDAQ, and that Patrick S. Jones qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.
Our audit committee oversees our corporate accounting and financial reporting process and our enterprise risk management process, and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee is authorized to, among other things:
•
oversee the work of our independent registered public accounting firm;

•
approve the hiring, discharge, and compensation of our independent registered public accounting firm;

•
approve engagements of our independent registered public accounting firm to render any audit or permissible non-audit services;

•
evaluate the qualifications, independence, and performance of our independent registered public accounting firm;

•
discuss and, as appropriate, review with management and our independent registered public accounting firm our annual and quarterly financial statements and our major critical accounting policies and practices;

•
review management’s assessment of our internal controls; and

•
review the adequacy and effectiveness of our internal control policies and procedures.

Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website at http://investors.fluidigm.com/corporate-governance.cfm. Our audit committee held eight (8) meetings during 2017.
Compensation Committee. Our compensation committee currently consists of directors Gerhard F. Burbach, Nicolas Barthelemy, and Samuel D. Colella. Mr. Burbach is the chairman of our compensation committee. Each member of our compensation committee is an independent director under the applicable rules and regulations of the SEC and NASDAQ, a nonemployee director as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director as defined pursuant to Section 162(m) of the U.S. Internal Revenue Code, as amended. Furthermore, if required to ensure compliance with Rule 16b-3 under the Exchange Act, a subcommittee of the compensation committee or the board of directors considers and approves the grant of equity awards to our executive officers.
Our compensation committee oversees our corporate compensation programs and is authorized to, among other things:
•
review the compensation and benefits of our Chief Executive Officer and other executive officers;

•
review our corporate goals and objectives relevant to compensation of our Chief Executive Officer;

•
assist our board in providing oversight of the company’s overall compensation plans and benefits program; and

•
administer our equity incentive plans.

Please see the sections entitled “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.
Our compensation committee operates under a written charter approved by the board of directors, which is available on our website at http://investors.fluidigm.com/corporate-governance.cfm. Our compensation committee held thirteen (13) meetings during 2017.
Nominating and Corporate Governance Committee. Our nominating and corporate governance committee currently consists of directors Samuel D. Colella and Carlos Paya. Mr. Colella is the chairman of the nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of the SEC and NASDAQ.
Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors and oversees our corporate governance matters. The nominating and corporate governance committee is authorized to, among other things:
•
evaluate and make recommendations regarding the composition, organization, and governance of the board of directors and its committees;

•
evaluate the performance of members of the board of directors and make recommendations regarding committee and chair assignments;

•
recommend desired qualifications for board of directors membership and conduct searches for potential members of the board of directors;

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review and recommend board compensation programs for outside directors; and

•
develop and make recommendations with regard to our corporate governance guidelines.

Our nominating and corporate governance committee operates under a written charter approved by the board of directors, which is available on our website at http://investors.fluidigm.com/corporate-governance.cfm. Our nominating and corporate governance committee held six (6) meetings during 2017.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee during our last fiscal year (which included Gerhard F. Burbach, Nicolas Barthelemy, Samuel D. Colella, Evan Jones, and John A. Young) is, or was during 2017, an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
To the extent any members of our compensation committee and affiliates have participated in transactions with us meeting the disclosure requirements of Item 404 of Regulation S-K, their respective transactions are described in “Related Person Transactions and Section 16(a) Beneficial Ownership Reporting Compliance — Related Person Transactions”. See also “Corporate Governance and Board of Directors — Board Committees” for further information regarding our compensation committee.
Considerations in Identifying and Evaluating Director Nominees
Our nominating and corporate governance committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders. Please see the section entitled “Process for Recommending Candidates to the Board of Directors” below. The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.
In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our nominating and corporate governance committee will consider the following:
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The current size and composition of our board of directors and the needs of the board and its respective committees;

•
Factors such as character, integrity, judgment, experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like. Our committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•
Other factors that our nominating and corporate governance committee may consider appropriate.

Our nominating and corporate governance committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. In February 2018, our nominating and corporate governance committee approved an amendment to our director nominating policies to include a specific reference to factors relating to diversity when considering potential director candidates. Our board of directors intends to consider these factors, including in particular gender diversity, in connection with its deliberations over board expansion and potential candidates.
Any nominee for a position on the board must satisfy the following minimum qualifications:
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The highest personal and professional ethics and integrity;

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Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

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Skills that are complementary to those of the existing board;

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The ability to assist and support management and make significant contributions to the company’s success; and

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An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board, or management. Fluidigm has retained a third-party search firm to assist with the identification and evaluation of qualified candidates to serve on the board of directors.
Process for Recommending Candidates to the Board of Directors
Our nominating and corporate governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of our nominating and corporate governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the board of directors must be directed in writing to Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Fluidigm, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like, and personal references. For details regarding the process to nominate a director directly for election to the board at an annual meeting of the stockholders, please see the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting — What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Nomination of Director Candidates.”
Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend. Four of the six members of our board of directors attended our 2017 annual meeting of stockholders.
Communications with the Board of Directors
Stockholders who wish to communicate with our board are welcome to do so either (i) in writing, at the following address: Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, Attn: Corporate Secretary, or (ii) online at http://investors.fluidigm.com/corporate-governance.cfm. Communications are distributed to our board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Compensation Policy
Non-employee directors receive an annual retainer for service on our board of directors and an annual retainer for service on committees of the board as set forth below:
Annual cash retainer for each non-employee director	$40,000
Annual cash retainer for each audit committee member	$10,000
Annual cash retainer for each compensation committee member	$7,000
Annual cash retainer for each nominating and corporate governance committee member	$5,000
Additional cash retainer for chairman of the board	$40,000
Additional cash retainer for chairman of the audit committee	$10,000
Additional cash retainer for chairman of the compensation committee	$8,000
Additional cash retainer for chairman of the nominating and corporate governance committee	$5,000
Additionally, we have adopted an outside director equity compensation policy to formalize the granting of equity compensation to our non-employee directors under our 2011 Equity Incentive Plan. The policy provides for automatic, nondiscretionary grants of nonstatutory stock options and restricted stock units, or RSUs, subject to the terms and conditions of the policy and the 2011 Equity Incentive Plan. Nevertheless, non-employee directors remain eligible to receive all types of awards under the 2011 Equity Incentive Plan, except for incentive stock options, and may receive discretionary awards not covered by the policy.
Under the policy, we automatically grant an option to purchase 15,000 shares of our common stock and 10,000 RSUs to anyone who becomes a non-employee director on the date such person first becomes a non-employee director. An employee director who subsequently ceases to be an employee, but remains a director, does not receive such an initial award.
In addition, each non-employee director is automatically granted an annual stock option to purchase 5,000 shares of our common stock and 5,000 RSUs on the date of each annual meeting of stockholders beginning on the date of the first annual meeting of stockholders that is held after such non-employee director receives his or her initial award.
The exercise price of all stock options granted pursuant to the policy is equal to or greater than the fair market value of our common stock on the date of grant and the term of all stock options is ten years. Subject to the adjustment provisions of the 2011 Equity Incentive Plan, initial awards of options vest and initial awards of RSUs vest as to 25% of the shares subject to such awards on each anniversary of the date of grant, provided such non-employee director continues to serve as a director through each such date. Subject to the adjustment provisions of the 2011 Equity Incentive Plan, 1/12th of the shares subject to the annual option awards vest each month after the date of grant and the annual RSU awards vest in full on the earlier of the day prior to the next annual meeting of our stockholders or the one-year anniversary of the date of grant, in each case provided such non-employee director continues to serve as a director through each such date.
The administrator of the 2011 Equity Incentive Plan in its discretion may change or otherwise revise the terms of awards granted under the outside director equity compensation policy.
In the event of a “change of control,” as defined in our 2011 Equity Incentive Plan, with respect to awards granted under the 2011 Equity Incentive Plan to non-employee directors, the participant non-employee director will fully vest in and have the right to exercise awards as to all shares underlying such award regardless of performance goals, vesting criteria, or other conditions.
Additionally, in September 2017, based on the recommendation of our nominating and corporate governance committee, our board approved one-time grants of options to purchase 3,000 shares of our common stock and 3,000 restricted stock units to each of our non-employee directors. The grants are intended to further align the interests of our non-employee directors with the interests of our stockholders to maximize stockholder value. Subject to the adjustment provisions of the 2011 Equity Incentive Plan, 1/12th of the shares subject to the option awards vested or will vest each month after August 1, 2017, and the restricted stock units will vest in full on the earlier of the day prior to this annual meeting of our stockholders or August 1, 2018, in each case provided such non-employee director continues to serve as a director through each such date.
RSUs in Lieu of Cash and RSU Deferral
Beginning in 2017, non-employee directors have had the option to elect to receive an RSU award in lieu of 100% of their annual cash retainers payable for services to be rendered as a non-employee director, chairman and chair, or member of any board committee. RSUs elected in lieu of payments in cash vest quarterly, but settlement of the RSU’s can be deferred as described below.
Additionally, beginning in 2017, we have allowed non-employee directors to defer the settlement of their RSU grants until the earlier of a termination of the director’s service on our board of directors or a qualifying change in control.
Non-Employee Director Stock Ownership Guidelines
Our board of directors has approved stock ownership guidelines for our non-employee directors to further align their interests with the interests of our stockholders.
Pursuant to the guidelines, each non-employee director is expected to accumulate and hold a number of shares of our common stock equal to the lesser of  (i) that number of shares with a value equal to three times his or her board cash retainer or (ii) 19,540 shares, and to maintain this minimum amount of stock ownership during the director’s tenure on the board of directors. For purposes of determining stock ownership pursuant to the guidelines, we include shares owned outright and vested in-the-money stock options, but do not include value or shares attributable to unvested time vesting restricted stock, unvested and/or out-of-the money stock options and/or unearned performance shares. Our non-employee directors will be expected to achieve the applicable level of ownership by the end of the fiscal year that follows the five-year anniversary of the date he or she becomes covered by the guidelines.
Non-employee directors are not required to purchase shares on the open market in order to comply with the guidelines. In the event a non-employee director falls out of compliance with the guidelines at any time, he or she will be required to maintain 50% of the shares (net of tax and exercise costs) acquired through the vesting or exercise of awards until the guidelines are again satisfied. The guidelines include a once-met-always-met policy such that each non-employee director will be deemed to satisfy the guideline if they hold at least the number of shares that, as of the first measurement date they comply with the guidelines, was equal to the guideline value (i.e., following the initial compliance, the policy for each non-employee director will reset to the lesser of the guideline value or the number of shares that originally satisfied the guideline).
2017 Director Compensation
The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for the year ended December 31, 2017. The table excludes Mr. Linthwaite, who was a named executive officer and did not receive any compensation from us in his role as a director in 2017.
	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Gerhard F. Burbach	65,001(2)	33,470	17,831	116,302
Samuel D. Colella	97,001(3)	33,470	17,831	148,302
Patrick S. Jones	60,000	33,470	17,831	111,301
Carlos Paya	34,876(3)	88,670	60,152	183,698
Nicolas Barthelemy	42,495(3)	88,670	60,152	191,317
Evan Jones(4)	28,500	—	—	28,500
John A. Young(5)	26,000	—	—	26,000

(1)
Amounts represent the aggregate grant date fair value of the option award and restricted stock unit awards, as applicable, calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures. See Note 8 of the notes to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017 for a discussion of valuation assumptions made in determining the grant date fair value and compensation expense of our stock options and restricted stock unit awards.

(2)
Amount includes RSUs received in lieu of cash fees for the third and fourth quarters of 2017 for which settlement has been deferred.

(3)
Amount includes RSUs received in lieu of cash fees for the third and fourth quarters of 2017.

(4)
Mr. Evan Jones retired from our board and was not re-nominated for re-election to the board at our 2017 annual meeting of stockholders and ceased to be a member of our board of directors in August 2017.

(5)
Mr. Young retired from our board and resigned effective as of our 2017 annual meeting of stockholders in August 2017.

Director Equity Awards
The aggregate number of shares underlying stock options and restricted stock units outstanding at December 31, 2017 for each non-employee director was as follows:
	Aggregate Number of Shares Underlying Stock Options Outstanding as of December 31, 2017	Aggregate Number of Shares Underlying Restricted Stock Units Outstanding as of December 31, 2017
Gerhard F. Burbach	75,000	18,518(1)
Samuel D. Colella	33,000	8,000
Patrick S. Jones	99,000	8,000
Carlos Paya	23,000	18,000
Nicolas Barthelemy	23,000	18,000
Evan Jones(2)	—	—
John A. Young(3)	—	—

(1)
Amount includes RSUs received in lieu of cash fees for the third and fourth quarters of 2017 for which settlement has been deferred.

(2)
Mr. Evan Jones retired from our board and was not re-nominated for re-election to the board at our 2017 annual meeting of stockholders and ceased to be a member of our board of directors in August 2017.

(3)
Mr. Young retired from our board and resigned effective as of our 2017 annual meeting of stockholders in August 2017.

PROPOSAL NUMBER 1
ELECTION OF CLASS II DIRECTORS

Board Structure
Our board of directors is currently comprised of six members and is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a term of three years to succeed the class of directors whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held this year for the Class II directors, in 2019 for the Class III directors, and in 2020 for the Class I directors.
Nominees for Class II Director (Term Expiring in 2021)
At the 2018 annual meeting, two Class II directors will be elected to the board of directors by the holders of our common stock. Our nominating and corporate governance committee recommended, and our board of directors nominated, Gerhard F. Burbach and Carlos Paya, each a current Class II director, as nominees for re-election as Class II directors at the 2018 annual meeting.
Mr. Burbach and Dr. Paya have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the 2018 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and corporate governance committee and designated by the present board of directors to fill the vacancy.
Biographical Information Concerning the Class II Director Nominees
Gerhard F. Burbach, age 56, has been a member of our board of directors since January 2013. Mr. Burbach currently serves as chairman of the board of directors of Autonomic Technologies, Inc., or ATI, a private medical device company focused on the treatment of severe headaches, and is chairman of the board of directors of Procyrion Inc., a private medical device company focused on the treatment of chronic heart failure. Mr. Burbach also serves on the board of directors of Vascular Dynamics, a private medical device company focused on the treatment of hypertension. Mr. Burbach served as interim chief executive officer and president of ATI from December 2015 to April 2016. From January 2006 to September 2014, Mr. Burbach served as president, chief executive officer, and director of Thoratec Corporation (NASDAQ: THOR), a company that develops, manufactures, and markets proprietary medical devices used for circulatory support. In addition, from 2004 to February 2013, Mr. Burbach served as a member of the board of directors of Digirad Corporation (NASDAQ: DRAD), a company focused on diagnostic imaging products. From April 2005 to January 2006, Mr. Burbach served as president and chief executive officer of Digirad Corporation. From July 2003 to April 2005, he served as president and chief executive officer of Bacchus Vascular, Inc., a developer of catheter-based medical devices. From January 2001 to July 2003, he served as chief executive officer of Philips Nuclear Medicine, a division of Philips Electronics, and before its acquisition by Philips, he worked for four years for ADAC Laboratories, most recently as president. Mr. Burbach also spent six years with the management consulting firm of McKinsey & Company, Inc., where he was most recently a senior engagement manager in the firm’s healthcare practice. Mr. Burbach received a B.S. in Industrial Engineering from Stanford University in 1984 and an M.B.A. from Harvard business School in 1990. We believe that Mr. Burbach’s experience as a chief executive officer and director of other public life sciences companies qualifies him to serve on our board of directors.
Carlos Paya, M.D., Ph.D., age 59, has served as a member of our board of directors since March 2017. Since May 2011, Dr. Paya has served as president, chief executive officer and director of Immune Design Corp. He previously served as president of Elan Corporation, a pharmaceutical corporation, which was acquired by Perrigo Company, from November 2008 to April 2011. Before joining Elan Corporation, Dr. Paya was at Eli Lilly & Company, a pharmaceutical corporation, from September 2001 to November 2008, as vice president, Lilly Research Laboratories. From January 1991 to August 2001, Dr. Paya was professor of medicine, immunology, and pathology, and vice dean of the clinical investigation program at the Mayo Clinic in Rochester, Minnesota. He received his M.D. and Ph.D. degrees from the University of Madrid and underwent postdoctoral training at the Institute Pasteur, Paris, France. We believe that Dr. Paya’s experience in the life sciences industry gives him the qualifications and skills to serve on our Board.
Required Vote
The Class II directors elected to the board of directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. In other words, the two nominees receiving the highest number of  “FOR” votes will be elected as Class II directors. Abstentions and broker non-votes will not affect the outcome of the election of the Class II directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Gerhard F. Burbach and Carlos Paya.
Recommendation
Our board of directors recommends a vote “FOR” the election to the board of directors each of Gerhard F. Burbach and Carlos Paya as Class II directors.
Continuing Class III Directors (Term Expiring in 2019)
Samuel D. Colella, age 78, has served as a member and chairman of our board of directors since July 2000. Mr. Colella is a managing director of Versant Ventures, a healthcare venture capital firm he co-founded in 1999, and has been a general partner of Institutional Venture Partners since 1984. Mr. Colella currently serves on the board of directors of Flexion Therapeutics, Inc. (NASDAQ: FLXN), a specialty pharmaceutical company. Mr. Colella also is currently a member of the board of directors of several private companies. Mr. Colella served on the board of directors of Genomic Health, Inc. (NASDAQ: GHDX), a molecular diagnostics company, from 2001 to 2014; Alexza Pharmaceuticals, Inc. (NASDAQ; ALXA), a pharmaceutical company, from 2002 to 2012; Jazz Pharmaceuticals, Inc. (NASDAQ: JAZZ), a biopharmaceutical company, from 2003 to 2012; Veracyte, Inc. (NASDAQ: VCYT), a diagnostics company, from 2006 to 2014. Mr. Colella received a B.S. in business and engineering from the University of Pittsburgh and an M.B.A. from Stanford University. We believe that Mr. Colella’s broad understanding of the life science industry and his extensive experience working with emerging private and public companies, including prior service as chairman of boards of directors, qualifies him to serve on, and as chairman of our board of directors.
Stephen Christopher Linthwaite, age 46, joined Fluidigm as President and Chief Operating Officer in August 2016 and has served as our President, Chief Executive Officer, and Director since October 2016. From August 2003 to April 2016, Mr. Linthwaite held various managerial positions at Thermo Fisher Scientific Inc., a life sciences company, and prior to its acquisition by Thermo Fisher, at Life Technologies Corporation, a life sciences company, including president, genetic sciences division, from December 2014 to April 2016, president, genetic analysis platform, from September 2011 to December 2014, and various other managerial positions at Invitrogen prior to the creation of Life Technologies through a merger of Invitrogen and Applied Biosystems. Prior to joining Invitrogen, Mr. Linthwaite held various strategic consulting roles. Mr. Linthwaite served on the board of directors of Claritas Genomics, Inc. from December 2014 to April 2016. Mr. Linthwaite received an M.B.A. from the University of Virginia (Darden) School of Business, and a B.A. in Foreign Affairs from the University of Virginia. Prior to business school, Mr. Linthwaite served on active duty in the U.S. Army as an armor officer. We believe that Mr. Linthwaite’s extensive industry experience with life sciences companies qualifies him to serve on our board.
Continuing Class I Directors (Term Expiring in 2020)
Patrick S. Jones, age 73, has served as a member of our board of directors since March 2011. Mr. Jones has been a private investor since March 2001. Mr. Jones currently serves as chairman of Inside Secure SA (PAR: INSD.PA), a company that makes digital security solutions; however, it was recently announced that effective as of May 16, 2018, Mr. Jones will no longer serve as chairman or as a director of Inside Secure SA. Mr. Jones also currently serves on the board of directors of Talend SA (NASDAQ: TLND), a data integration software company, and Itesoft SA (PAR: ITE.PA), a business process automation software company. From 2005 to May 2015, Mr. Jones served on the board of directors of Lattice Semiconductor Corporation (NASDAQ: LSCC), a fabless semiconductor company. From 2012 to 2013, Mr. Jones served as chairman of Dialogic Inc. (OTC: DLGC), a communications technology company. From 2005 to 2012, Mr. Jones served as chairman of Epocrates, Inc., a provider of clinical solutions to healthcare professionals and interactive services to the healthcare industry, which was acquired by athenahealth, Inc. in 2013. From 2007 to 2012, Mr. Jones also served on the board of directors of Openwave Systems Inc., a telecom infrastructure software provider that changed its name to Unwired Planet (NASDAQ: UPIP) in 2012. From 2007 to 2011, Mr. Jones served on the board of directors of Novell, Inc., an enterprise infrastructure software provider that was sold to Attachmate Corporation in 2011. From June 1998 to March 2001, Mr. Jones was the senior vice president and chief financial officer of Gemplus International S.A. (now GEMALTO N.V.), a provider of solutions empowered by smart cards. From March 1992 to June 1998, he was vice president of finance and corporate controller at Intel Corporation, a producer of microchips and communications products. Prior to that, Mr. Jones served as chief financial officer of LSI Corporation (formerly known as LSI Logic), a semiconductor company. Mr. Jones received a B.A. from the University of Illinois and an M.B.A. from St. Louis University. We believe that Mr. Jones’ significant financial and accounting expertise and international business experience qualify him to serve on our board of directors.
Nicolas M. Barthelemy, age 52, has served as a member of our board of directors since March 2017. Mr. Barthelemy brings over 25 years of health-care industry experience to the director role. From 2014 to February 2017, Mr. Barthelemy served as the president and chief executive officer of Biotheranostics, Inc., a molecular diagnostics company. From 2010 until 2013, he served as president, global commercial operations at Life Technologies Corporation, a global life sciences company, which was acquired by Thermo Fisher Scientific Inc. in February 2014. Prior to that position, he led the $850M Cell Systems division from 2005 to 2010. Before Life Technologies, from 1996 to 2004, Mr. Barthelemy was with Biogen Inc., a biotechnology company, most recently as vice president, manufacturing. He began his career with Merck & Co., Inc. (NYSE: MRK), a pharmaceutical company, as a project engineer in the vaccine division and worked for the company from 1991 to 1996. Mr. Barthelemy currently serves as a member of the boards of directors of Repligen Corporation (NASDAQ: RGEN), a biotechnology company and of Genewiz (privately held). Both companies are in the life sciences sector. He received an M.S. in Chemical Engineering from the University of California, Berkeley in 1991, and an engineering degree from Ecole Superieure de Physique et Chimie Industrielles, Paris in 1989. We believe that Mr. Barthelemy’s extensive experience in manufacturing, distributing and commercializing life science instruments, reagents and services, his knowledge of the research and clinical markets as well as his relevant public board experience qualify him to serve on our board of directors.

PROPOSAL NUMBER 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In 2017, our stockholders had the opportunity to cast an advisory vote to approve our executive compensation policies and procedures. More than 98% of the votes cast by stockholders supported our executive compensation policies and procedures. In addition, at our 2017 annual meeting of stockholders, the stockholders approved holding the advisory vote every year, which we believe will allow for a meaningful evaluation period of performance against our compensation practices. Accordingly, as required by Section 14A of the Exchange Act, we are asking our stockholders to cast an advisory vote to approve the compensation of the named executive officers identified in the 2017 Summary Compensation Table in the “Executive Compensation” section of this proxy statement.
Compensation Program and Philosophy
The primary goal of our executive compensation program is to ensure that we hire and retain talented and experienced executive officers who are motivated to achieve or exceed our short-term and long-term corporate goals. Our compensation philosophy is team-oriented and our success is dependent on what our management team can accomplish together. Therefore, we seek to provide our non-CEO executive officers with comparable levels of base salary, bonuses, and annual equity awards that are based largely on overall company performance.
In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:
•
Team-oriented approach to establishing compensation levels;

•
Compensation should relate to performance;

•
Equity awards help executive officers think like stockholders; and

•
Total compensation opportunities should be competitive.

Our board of directors believes that our current executive compensation program has been effective at linking executive compensation to our performance and aligning the interests of our executive officers with those of our stockholders. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Fluidigm Corporation named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative disclosures set forth in the proxy statement relating to Fluidigm’s 2018 annual meeting of stockholders.”
Required Vote
The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2017. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.
Recommendation
Our board of directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL NUMBER 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP to audit the financial statements of our company for the fiscal year ending December 31, 2018 and recommends that stockholders vote in favor of the ratification of such appointment. During 2017, PricewaterhouseCoopers LLP served as our registered independent public accounting firm.
At the annual meeting, stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2018 if our audit committee believes that such a change would be in the best interests of Fluidigm and its stockholders. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Required Vote
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Recommendation
Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018.
Principal Accounting Fees and Services
The following table sets forth the aggregate fees for audit services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2017 and December 31, 2016:
	2017	2016
Audit fees(1)	$1,395,500	$1,296,464
Audit-related fees(2)	240,000	—
Tax fees(3)	—	72,000
All other fees(4)	165,028	—
Total fees	$1,800,528	$1,368,464

(1)
Audit fees for 2017 and 2016 consist of fees billed or to be billed by PricewaterhouseCoopers LLP for professional services rendered for the integrated audit of our annual consolidated financial statements and management’s report on internal controls included in our Annual Report on Form 10-K; for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q; and for other services, including statutory audits and services rendered in connection with SEC filings.
(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees arising from accounting-related consulting services.

(3)
Tax fees consist of fees billed by PricewaterhouseCoopers LLP for professional services rendered for tax compliance, consultation and planning services.

(4)
All other fees for 2017 consist of fees billed by PricewaterhouseCoopers LLP for professional services other than the services reported above. These fees primarily consist of fees attributable to permissible consulting services as well as fees to license specialized accounting research software.

Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
All of the services of PricewaterhouseCoopers LLP for 2016 and 2017 described above were pre-approved by the audit committee.
Report of the Audit Committee
The audit committee assists the board in fulfilling its oversight responsibility over Fluidigm’s financial reporting process. It is not the duty of the audit committee to plan or conduct audits, to prepare Fluidigm’s financial statements, or to assess Fluidigm’s internal control over financial reporting. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing Fluidigm’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, Fluidigm’s financial condition, results of operations, and cash flows. However, the audit committee reviews and discusses the financial statements with management and the independent registered public accounting firm prior to the presentation of financial statements to our stockholders and, as appropriate, initiates inquiries into various aspects of Fluidigm’s financial affairs.
Unless the audit committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the audit committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of Fluidigm’s financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.
In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm to review Fluidigm’s audited 2017 consolidated financial statements (including the quality of Fluidigm’s accounting principles). Management represented to the audit committee that Fluidigm’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2017 consolidated financial statements to stockholders. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the PCAOB.
The audit committee has discussed with the independent accountant the independent accountant’s independence from Fluidigm and its management. As part of that review, the audit committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, Fluidigm’s audited consolidated financial statements for the year ended December 31, 2017 for filing with the SEC as part of Fluidigm’s Annual Report on Form 10-K. The audit committee has appointed PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year ending December 31, 2018.
The Audit Committee
Patrick S. Jones (Chair)
Gerhard F. Burbach
Nicolas Barthelemy
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by Fluidigm under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Fluidigm specifically incorporates the Audit Committee Report by reference therein.

EXECUTIVE OFFICERS
The names of our executive officers, their ages, their positions with Fluidigm and other biographical information as of April 5, 2018 are set forth below. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Stephen Christopher Linthwaite	46	President, Chief Executive Officer, and Director
Vikram Jog	61	Chief Financial Officer
Nicholas Khadder	44	Senior Vice President, General Counsel, and Corporate Secretary
Steven C. McPhail	64	Chief Commercial Officer
Stephen Christopher Linthwaite. Please see the biographical information above in the section entitled “Board of Directors and Corporate Governance — Continuing Class III Directors (Term Expiring in 2019).”
Vikram Jog has served as our Chief Financial Officer since February 2008. From April 2005 to February 2008, Mr. Jog served as chief financial officer for XDx, Inc. (now CareDx, Inc.), a molecular diagnostics company. From March 2003 to April 2005, Mr. Jog was a vice president of Applera Corporation, a life science company that is now part of Thermo Fisher Scientific, and vice president of finance for its related businesses, Celera Genomics and Celera Diagnostics. From April 2001 to March 2003, Mr. Jog was vice president of finance for Celera Diagnostics and corporate controller of Applera Corporation. Mr. Jog received a Bachelor of Commerce degree from Delhi University and an M.B.A. from Temple University. Mr. Jog is a member of the American Institute of Certified Public Accountants.
Nicholas Khadder has served as our Senior Vice President, General Counsel, and Corporate Secretary since June 2016. From 2010 to June 2016, Mr. Khadder held various positions at Amyris, Inc., an industrial biotechnology company, including senior vice president, general counsel and corporate secretary from 2013 to June 2016, interim general counsel from July 2013 to December 2013 and assistant general counsel from October 2010 to July 2013. Prior to joining Amyris, Mr. Khadder served in senior corporate counsel roles at LeapFrog Enterprises, Inc., an educational entertainment company, from August 2008 to September 2010, and at Protiviti, Inc., an internal audit and risk consulting firm, from June 2005 to July 2008. Before commencing his in-house legal career, Mr. Khadder was a corporate law associate at Fenwick & West LLP from 1998 to 2005. Mr. Khadder received a J.D. from Berkeley Law (the University of California, Berkeley, School of Law) and a B.A. in English from the University of California, Berkeley.
Steven C. McPhail joined Fluidigm as General Manager, Production Genomics in May 2015 and became our Chief Commercial Officer in August 2016. From December 2014 to March 2015, Mr. McPhail was vice president, special projects at Quintiles Transnational Corporation, a biopharmaceutical development and commercial outsourcing services firm. From February 2003 to August 2012, Mr. McPhail was president and chief executive officer of Expression Analysis, Inc., a genomic services company that was acquired by Quintiles Transnational Corporation in August 2012, where Mr. McPhail was president of the post-acquisition operation until December 2014. Prior to Expression Analysis, Inc., Mr. McPhail held various staff and management positions at companies in the diagnostic, biotechnology, and medical device markets, including ArgoMed Inc., Xanthon, Inc., TriPath Imaging Inc., Dynex Technologies, Inc., and Abbott Laboratories. Mr. McPhail serves on the board of visitors of NC Children’s Hospital and on the board of trustees of the Carolinas chapter of the Crohn’s and Colitis Foundation of America as well as ImproveCareNow, a quality improvement network designed to improve the care and outcomes of children with inflammatory bowel disease. Mr. McPhail received a B.S. in Biology from San Diego State University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
This Compensation Discussion and Analysis provides information regarding the 2017 compensation awarded to, earned by, or paid to our named executive officers. These individuals were:
•
Stephen Christopher Linthwaite, our President and Chief Executive Officer;

•
Vikram Jog, our Chief Financial Officer;

•
Nicholas Khadder, our Senior Vice President, General Counsel, and Corporate Secretary;

•
Steven C. McPhail, our Chief Commercial Officer; and

•
Mai Chan (Grace) Yow, our Executive Vice President, Worldwide Manufacturing of Fluidigm Singapore Pte. Ltd.

Overview
The compensation committee of our board of directors is responsible for establishing, implementing, and monitoring adherence with our compensation philosophy. The compensation committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable. During 2017, we had six executive officers, five of whom are our named executive officers set forth above. Details of 2017 compensation for our named executive officers can be found in the section entitled “Executive Compensation — Summary Compensation Table.”
This section describes our compensation program for our executive officers and how it applies to our named executive officers specifically. The discussion focuses on our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and our stockholders and explain how executive compensation is determined.
Objectives and Principles of Our Executive Compensation Program
The primary goal of our executive compensation program is to ensure that we attract, hire, and retain talented and experienced executive officers who are motivated to achieve or exceed our corporate goals. We seek to have an executive compensation program that fosters synergy among our management team, incentivizes our executive officers to achieve our short-term and long-term goals, and fairly rewards our executive officers for corporate and individual performance. In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:
•
Team-oriented approach to establishing compensation levels.   We believe that it is critical that our executive officers work together as a team to achieve overall corporate goals rather than focusing exclusively on individual departmental objectives.

•
Compensation should relate to performance.   We believe that executive compensation should be directly linked to corporate as well as individual performance, including through the use of performance-based compensation.

•
Equity awards help executive officers think like stockholders.   We believe that our executive officers’ total compensation should have a significant equity component because stock-based awards help reinforce the executive officers’ long-term interest in our overall performance and align the interests of our executive officers with the interests of our stockholders.

•
Total compensation opportunities should be competitive.   We believe that our total compensation programs should be competitive so that we can attract, retain, and motivate talented executive officers who will help us to perform better than our competitors.

We consider total cash and equity compensation for our executive officers, consisting of base salary, cash incentive bonuses, and equity awards, at approximately the 50th percentile of our peer group as a general guideline for the appropriate level of total cash and equity compensation. For 2017, driven largely by the need to conserve share availability under our 2011 Equity Incentive Plan, we considered equity incentives for our executive officers at approximately between the 25th and 50th percentile of our peer group as a general guideline for the appropriate level of equity compensation. For new executive officer hires, we establish initial base salaries through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, the base salaries of our other executive officers, and our most recent compensation survey of our peer group. Except as described herein, our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and non-cash compensation, among different forms of non-cash compensation, or with respect to long-term and short-term performance. The determination of our compensation committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its views of the relative importance of each component in meeting our overall objectives and factors relevant to the executive officer. An individual executive may be compensated above or below the guideline percentage based on factors such as performance, job criticality, experience and skill set. Since our initial public offering, cash compensation has played an increasing role in our compensation programs as we have sought to align compensation with our peer group. Nevertheless, equity compensation remains a meaningful element of our compensation philosophy.
Role of the Compensation Committee and Executive Officers in Setting Executive Compensation
The compensation committee has principal responsibility for reviewing our executive compensation structure, evaluating the performance of our executive officers relative to our corporate objectives, and considering and approving executive compensation. Members of the compensation committee are appointed by our board of directors. During 2017, our compensation committee consisted of Gerhard F. Burbach, Nicolas Barthelemy, Samuel D. Colella, Evan Jones, and John A. Young. In August 2017, Evan Jones and John A. Young resigned from the compensation committee and our compensation committee now consists of Gerhard F. Burbach, Nicolas Barthelemy, and Samuel D. Colella. Our compensation committee held 13 meetings during 2017. Mr. Burbach has served as Chairman of the compensation committee since February 2015.
Our compensation committee operates under a written charter adopted by our board of directors, which establishes the duties and authority of the compensation committee. A copy of our compensation committee charter is available on our website at http://investors.fluidigm.com/corporate-governance.cfm.
The fundamental responsibilities of our compensation committee are to:
•
assist the board of directors in providing oversight of our compensation policies, plans, and benefits programs;

•
assist the board of directors in discharging the board’s responsibilities relating to oversight of the compensation of our executive officers (including officers reporting under Section 16 of the Exchange Act);

•
review and approve or make recommendations to the board of directors with respect to executive officer compensation, plans, policies, and programs; and

•
administer our equity compensation plans for executive officers and employees.

In determining each executive officer’s compensation, our compensation committee reviews our corporate financial performance and financial condition and assesses the performance of the individual executive officers. Individual executive officer performance is evaluated by our Chief Executive Officer, in the case of other executive officers, and by the compensation committee, in the case of our Chief Executive Officer. While our Chief Executive Officer provides input on his compensation, he does not participate in compensation committee or board deliberations regarding his own compensation. Our Chief Executive

Officer meets with the compensation committee to discuss executive compensation matters and to make recommendations to the compensation committee with respect to other executive officers. The compensation committee may modify individual compensation components for executive officers and is not bound to accept the Chief Executive Officer’s recommendations. The compensation committee (or, in some cases, the independent members of the board) makes all final compensation decisions for our executive officers. In addition, it is the compensation committee’s practice to consult with the independent members of the board of directors prior to making material changes to our compensation policies.
Although we generally make many compensation decisions in the first quarter of the calendar year, the compensation evaluation process is ongoing. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards is performed annually or more often as needed.
2017 Advisory Stockholder Vote on Executive Compensation
We value the opinions of our stockholders. At the 2017 annual meeting of stockholders, more than 98% of shares voted on the say-on-pay proposal were in favor of our executive compensation program described in last year’s proxy statement. In light of this strong stockholder support, our compensation committee affirmed our general principles and objectives relating to executive compensation and continues to apply such principles and objectives to our executive compensation program.
Executive Compensation Surveys
Our compensation committee has the authority to engage the services of outside consultants. In 2016 and 2017, the compensation committee directly engaged Compensia, an independent compensation consulting firm, as its compensation consultant to review our then-existing executive compensation program, assess the competitiveness of such program, and advise our compensation committee on matters related to executive compensation for 2017. Among other activities, Compensia:
•
assisted us in identifying a peer group of companies for purposes of benchmarking our levels of compensation, collectively referred to as the benchmark companies;

•
gathered and analyzed compensation data from available compensation surveys; and

•
assisted us in assessing the competitiveness of our executive officer compensation program and developing a going-forward equity strategy.

Compensia reported directly to the compensation committee. The compensation committee assessed the independence of Compensia taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable NASDAQ Listing Standards, and concluded that that there were no conflicts of interest with respect to the work that Compensia performed for the compensation committee.
Benchmark Companies
2016 Compensia Survey for 2017 Executive Compensation.   As directed by our compensation committee, in connection with its 2016 survey, Compensia reviewed companies in medical device and biotechnology research-related industries that were comparable to us with respect to revenue, market capitalization, and industry based upon information available in public filings, from Radford’s July 2016 Technology Industry Survey, and Compensia’s proprietary database. The benchmark companies considered by our compensation committee and Compensia as part of their 2017 executive compensation assessments were as follows:
AtriCure	Luminex	Quidel
Entellus Medical	Meridian Bioscience	Repligen
Enzo Biochem	NanoString Technologies	STAAR Surgical Co
GenMark Diagnostics	NeoGenomics	SurModics
Harvard Bioscience	OraSure Technologies	Tandem Diabetes Care
LeMaitre Vascular	Pacific Biosciences of CA	Veracyte

Elements of Executive Compensation
The primary components of our executive compensation program are cash compensation, comprised of base salary and an annual incentive bonus plan, and long-term equity incentive awards. While we previously entered into severance and change of control agreements with our executive officers to provide our executive officers with health and other benefits, these agreements were superseded in August 2017 by our Change of Control and Severance Plan, which provides for specified payments and benefits if an executive officer’s employment is terminated for a reason other than for cause, death or disability, or if the executive officer’s employment is terminated by the executive officer for good reason, with the payments and benefits provided generally greater if such termination occurs in connection with a change of control.
Cash Compensation
The first component of our executive compensation program is cash compensation, comprised of base salary and an executive bonus plan.
Base Salary
We pay an annual base salary to each of our executive officers in order to provide them with a fixed rate of cash compensation during the year. Our executive compensation philosophy is team-oriented as our success is dependent on our management team’s ability to work together to accomplish our corporate objectives. Therefore, we seek to provide our non-CEO executive officers with generally comparable levels of base salary.
2017 Base Salary.   Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, the base salaries of our other executive officers, and our most recent compensation survey of our peer group. Thereafter, the compensation committee reviews the base salaries of our executive officers, including the named executive officers, annually and makes adjustments to base salaries as it determines to be necessary or appropriate. In August 2017, our compensation committee reviewed our executive officers’ base salaries in light of the 2016 Compensia survey and general compensation trends in our industry. As a result of this review, the committee approved relatively modest base salary increases for the named executive officers, other than Mr. Linthwaite whose salary increase was higher on a percentage basis as the committee sought to bring his base salary closer to our peer group median and to reflect his importance to the Company’s strategic transition. The 2017 base salary increases for our named executive officers were retroactive to July 1, 2017.
Base Salary Summary.   The table below provides a summary of the effective base salaries for each of our named executive officers in 2016 and 2017:
Named Executive Officers	2016 Base Salary(1)		2017 Base Salary(1)		2017 Base Salary Percentage Increase(2)
Stephen Christopher Linthwaite President and Chief Executive Officer		$500,000(3)		$543,000	8.6%
Vikram Jog Chief Financial Officer		$339,500		$349,685	3.0%
Nicholas Khadder Senior Vice President, General Counsel, and Secretary		$325,000		$334,750	3.0%
Steven C. McPhail Chief Commercial Officer		$339,700		$349,891	3.0%
Mai Chan (Grace) Yow(4) Executive Vice President, Worldwide Manufacturing of Fluidigm Singapore Pte. Ltd.	S$	423,400	S$	431,868	2.0%

(1)
Represents the highest annualized base salary established for the named executive officer during the year indicated.

(2)
Represents percentage of increase over prior year’s highest annualized base salary.

(3)
Mr. Linthwaite joined Fluidigm as our Chief Operating Officer and President on August 4, 2016. On October 19, 2016, he was appointed our Chief Executive Officer and President. Mr. Linthwaite’s base salary at the time he was hired in August 2016 was initially $450,000 per year, but increased to $500,000 as a result of his promotion to President and Chief Executive Officer.

(4)
Base salaries for Ms. Yow are shown in Singapore dollars, the nominal currency in which Ms. Yow is paid. Ms. Yow’s 2016 base salary expressed in U.S. Dollars based on the average exchange rates for the month of December 2016 would have been $294,856. Ms. Yow’s 2017 base salary expressed in U.S. Dollars based on the average exchange rates for the month of December 2017 would have been $320,878.

Executive Bonus Plan
Our executive bonus plan is intended to provide a significant portion of our executive officers’ potential compensation. In contrast to the longer term incentives of equity incentive awards, our bonus program is designed to ensure that our executive officers are focused on our near-term performance and on working together to achieve key identified corporate objectives, typically weighted toward financial objectives, during the applicable fiscal year.
General Terms.   Our executive bonus plan creates a structure for our executive officer bonuses from year to year, while allowing the compensation committee to adopt specific programs each year. The executive bonus plan generally provides that executive officers will be eligible for a target bonus based upon the achievement of performance objectives established by the compensation committee. Since 2011, we have established a cash incentive program under the executive bonus plan annually, with payment of awards being determined based all or in part on achievement of performance objectives established by the compensation committee in its discretion. Under this structure, each of our fiscal years constitutes a new performance period under the bonus plan. Corporate goals under the bonus plan have been, and we expect will continue to be, reviewed each year and adjusted to reflect changes in our stage of development, competitive position, and corporate objectives.
Performance Objectives.   Under the terms of our bonus plan, any of the following factors may be used as a performance objective:

•
attainment of research and development milestones

•
business divestitures and acquisitions

•
cash flow and/or cash position

•
contract awards or backlog

•
customer renewals

•
customer retention rates from an acquired company, business, unit or division

•
departmental performance

•
earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings)

•
earnings per share

•
expenses, overhead or other expense reduction

•
growth in stockholder value relative to the moving average of the S&P 500 Index or another index

•
individual objectives such as peer reviews or other subjective or objective criteria

•
internal rate of return

•
market share

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net income, net profit, net sales and/or net revenue

•
new product development

•
new product invention or innovation

•
number of customers

•
operating cash flow, expenses, income and/or margin

•
product defect measures

•
product release timelines

•
productivity

•
profit and/or gross margin

•
publicity or publication goals

•
return on assets, capital, equity, investment and/or sales

•
revenue and/or revenue growth

•
sales pipeline and orders

•
sales results and/or growth

•
stock price

•
time to market

•
total stockholder return

•
working capital

As determined by the compensation committee, performance goals may be based on generally accepted accounting principles, also referred to as GAAP, or based on non-GAAP results. Any actual results may be adjusted by the compensation committee for one-time items or unbudgeted or unexpected items when determining whether performance goals have been met. Goals may be evaluated on the basis of any factors the compensation committee determines relevant and may be on an individual, departmental, or company-wide basis. Performance goals may differ from participant to participant under the executive bonus plan and from award to award. In addition, our compensation committee may adjust the bonus pool established under the plan and any actual awards to be made under the plan, which may be at, below, or above targets established under the plan.
Committee Discretion.   Under the executive bonus plan, the compensation committee retains authority to award compensation absent attainment of a relevant performance goal, provide for cash incentive awards in excess of the target base salary percentages, reduce or eliminate awards, or provide for partial payment if performance goals are only partially met, in each case if the compensation committee determines appropriate in its discretion. The compensation committee may determine an adjustment to a bonus payout on the basis of such factors as it deems relevant and is not required to prospectively establish any weighting with respect to the factors it considers. We believe that maintaining this flexibility is helpful in ensuring that executive officers are appropriately compensated for their performance and are neither rewarded nor penalized as a result of unusual circumstances not foreseeable at the time the goals were developed.
2017 Bonus Program.   In late 2016 and early 2017, our compensation committee, in conjunction with Compensia, reviewed our executive bonus programs, including a review of their incentive structures, with an objective of ensuring that our compensation programs promote both short-term and long-term growth. With respect to our cash bonus program, the compensation committee structured the plan for the 2017 performance period with the objective of incentivizing a return to revenue growth and achievement of other strategic objectives. The compensation committee maintained the levels of target awards at 70.0% of base salary for our Chief Executive Officer and 42.5% for the other executive officers, consistent with its philosophy of setting bonus and total cash compensation at approximately the median of our peer group.
Bonus Plan Structure.   For the 2017 corporate performance period, our bonus plan was weighted 70% toward corporate goals and 30% toward individual performance as determined by the committee (with Mr. Linthwaite providing his input with respect to his direct reports). With respect to the corporate goals weighting, revenue corporate goals and cash corporate goals were each weighted at 50%. Revenue corporate goals were to be earned at 85% of target if a minimum threshold revenue was achieved, increasing on a linear basis such that 100% of the bonus award target would be earned at target revenue and continuing with no cap for substantial over-performance relative to the revenue target. Cash corporate goals were to be earned at 90% of target if a minimum threshold cash balance was achieved, increasing on a linear basis such that 100% of the bonus award target would be earned at target cash balance and continuing up to a maximum of 150% of the bonus award target for substantial over-performance relative to the company’s cash balance. No bonuses would be paid under the executive bonus plan for 2017, including with respect to individual performance, if the minimum threshold revenue condition was not satisfied. The compensation committee set the threshold level of revenue and cash at an amount intended to incentivize revenue growth and effective operating expense and liquidity management.
Bonus Awards.   In January 2018, our compensation committee reviewed our performance in 2017 relative to the corporate objectives identified above. The compensation committee also reviewed, with substantial input from Mr. Linthwaite with respect to the other named executive officers, each named executive officer’s individual performance based in large part on achievements in the functional department overseen by the respective named executive officer. In evaluating corporate performance relative to 2017 objectives, the compensation committee determined that the company met its revenue objectives and, although it had slightly under-achieved on its cash objectives, was effective in its operating expense management. In addition, the committee credited the management team with stabilizing Fluidigm and successfully addressing the transition risks and challenges facing Fluidigm at the beginning of 2017. In large part as a result of these determinations, the committee exercised its discretion to make adjustments to pay outs under the plan to individual executive officers. The following table sets forth the target bonuses and actual bonuses for each of the named executive officers for the 2017 corporate performance period under the executive bonus plan.

Named Executive Officer	Target Bonus	Target Bonus as Percent of 2017 Base Salary	Bonus Awarded	Bonus Awarded as Percent of 2017 Base Salary
Stephen Christopher Linthwaite President and Chief Executive Officer	$380,100	70.0%	$400,000	73.7%
Vikram Jog Chief Financial Officer	$148,616	42.5%	$141,500	40.5%
Nicholas Khadder Senior Vice President, General Counsel, and Corporate Secretary	$142,269	42.5%	$155,500	46.5%
Steven C. McPhail Chief Commercial Officer	$148,704	42.5%	$141,600	40.5%
Mai Chan (Grace) Yow Executive Vice President, Worldwide Manufacturing of Fluidigm Singapore Pte. Ltd.	$136,373	42.5%	$132,800	41.3%
Long-Term Equity Incentive Awards
The final component of our executive compensation program includes long-term equity incentive awards. We believe that equity awards are an effective means of aligning the interests of executive officers and stockholders, rewarding executive officers for the company’s success over the long term, and providing executive officers an incentive to remain with us. We have historically granted equity awards to new executive officers upon the commencement of their employment and consider additional grants to existing executive officers annually, based on our overall corporate performance, individual performance, and the executive officers’ existing equity grants and equity holdings.
Forms of Equity Awards
Prior to 2014, our executive officers and employees received equity awards only in the form of time-based stock option grants. In 2014, the compensation committee determined that it was appropriate to begin granting time-based restricted stock units in addition to stock options for both employees and executive officers based upon several factors, including the results of the 2013 Radford survey, which noted that approximately 50% of the benchmark companies granted their executive officers a mix of stock options and restricted stock units, with less than 15% of such companies granting equity awards to executive officers solely in the form of stock options; the competitive dynamics of the markets in which we recruit, with most of our larger competitors offering “full value” awards in the form of restricted stock units; and the more favorable dilutive impact of restricted stock units relative to stock option grants.
Grants of Equity Awards
2017 Grants.   As a part of the 2016 Compensia survey on executive compensation, Compensia reviewed the stock options and restricted stock units awarded to our executive officers in 2016. Compensia’s review concluded that, based on the grant date fair value of stock options and restricted stock units awarded to our executive officers in 2016, our executive equity compensation generally fell below the 25th percentile of the benchmark companies.
The stock options and restricted stock units awarded to our named executive officers in 2017 are set forth in the table below captioned “Grant Summary.”
On February 6, 2017, our compensation committee approved and recommended to our board, and our board approved, a retention compensation program for our executive officers. The retention program, which is intended to be a supplemental equity program providing incentives to certain key employees to remain employed with the Company and focused on increasing value for the stockholders and is structured in the same manner as a retention program implemented for other employees, provides for (i) a lump sum cash payment if the individual executive officer remains employed with us through January 1, 2019, and (ii)

the grant of stock options and restricted stock units pursuant to our 2011 Equity Incentive Plan. The option awards vest monthly over 48 months beginning on January 1, 2017. The RSUs vest in equal quarterly installments over a period of three years on our regularly scheduled quarterly vesting dates of February 20, May 20, August 20, and November 20, beginning with the first regularly scheduled quarterly vesting date that occurred at least three months after the date of grant.
Cash and equity awards under the retention program as approved by our compensation committee and board of directors for our chief executive officer, chief financial officer, and other named executive officers were as set forth in the table below. In his discussions with the compensation committee and our board, our chief executive officer elected to receive the equity compensation set forth below in lieu of participating in the cash element of the retention program.
The table below provides a summary of the retention awards:
Named Executive Officer	Potential Cash Award	Shares Subject to Stock Option Award	Shares Subject to Restricted Stock Units
Stephen Christopher Linthwaite President and Chief Executive Officer	—	189,500	76,000
Vikram Jog Chief Financial Officer	$138,400	87,400	34,600
Nicholas Khadder Senior Vice President, General Counsel, and Corporate Secretary	$127,900	79,300	31,600
Steven C. McPhail Chief Commercial Officer	$102,800	51,375	20,550
Mai Chan (Grace) Yow Executive Vice President, Worldwide Manufacturing of Fluidigm Singapore Pte. Ltd.	$76,300	48,400	19,500
Grant Summary.   The table below provides a summary of grants of equity awards to our named executive officers in 2017:
	2017
Named Executive Officer	Time-based Stock Options(1)	Time-based Restricted Stock Units(2)	Performance- based Stock Options(3)	Performance- based Restricted Stock Units
Stephen Christopher Linthwaite President and Chief Executive Officer	259,500(4)	76,000	—	—
Vikram Jog Chief Financial Officer	110,975(5)	34,600	4,471	—
Nicholas Khadder Senior Vice President, General Counsel, and Corporate Secretary	149,443(6)	31,600	—	—
Steven C. McPhail Chief Commercial Officer	104,140(7)	20,550	4,471	—
Mai Chan (Grace) Yow Executive Vice President, Worldwide Manufacturing of Fluidigm Singapore Pte. Ltd.	118,527(8)	19,500	4,471	—

(1)
1/48th of the shares underlying the option have vested on, and have vested every month since, January 1, 2017, and 1/48th of such shares will continue to vest each month thereafter until fully vested on January 1, 2021, subject to continued service through the applicable vesting date.

(2)
4/48th of the total number of shares underlying the restricted stock units granted vested on May 20, 2017, and 3/48th of the total number of shares underlying the restricted stock units have vested and will continue to vest every three months thereafter until fully vested, subject to continued service through the applicable vesting date.

(3)
The performance-based stock options granted in 2017 were awarded solely pursuant to our stock option exchange program.

(4)
Includes 70,000 stock options granted in 2017 pursuant to our stock option exchange program.

(5)
Includes 23,575 stock options granted in 2017 pursuant to our stock option exchange program. 4,471 performance-based stock options granted pursuant to our 2017 stock option exchange program are disclosed separately in the table.

(6)
Includes 70,143 stock options granted in 2017 pursuant to our stock option exchange program.

(7)
Includes 52,765 stock options granted in 2017 pursuant to our stock option exchange program. 4,471 performance-based stock options granted pursuant to our 2017 stock option exchange program are disclosed separately in the table.

(8)
Includes 70,127 stock options granted in 2017 pursuant to our stock option exchange program. 4,471 performance-based stock options granted pursuant to our 2017 stock option exchange program are disclosed separately in the table.

Replacement Stock Option Awards
The number of shares of our common stock underlying each replacement stock option award received by our named executive officers who participated in our recent stock option exchange program is set forth below. The table below also identifies the number of shares of our common stock underlying the options tendered in exchange for such replacement stock options. For a description of the stock option exchange program, see “— Stock Option Exchange Program” below.
Named Executive Officer	Grant Date	Number of Shares Underlying Stock Option Awards	Number of Shares Underlying Options Tendered in Exchange Therefor
Stephen Christopher Linthwaite President and Chief Executive Officer	September 20, 2017	70,000	140,000
Vikram Jog Chief Financial Officer	September 20, 2017	28,046	86,537
Nicholas Khadder Senior Vice President, General Counsel, and Corporate Secretary	September 20, 2017	70,143	106,300
Steven C. McPhail Chief Commercial Officer	September 20, 2017	57,236	102,625
Mai Chan (Grace) Yow Executive Vice President, Worldwide Manufacturing of Fluidigm Singapore Pte. Ltd.	September 20, 2017	74,598	179,343
2017 Corporate Performance.   In 2016, certain equity awards granted to our executive officers were subject to certain corporate performance conditions. In March 2018, our compensation committee reviewed our performance in 2017 for purposes of determining achievement of the performance based vesting conditions for each of the performance awards granted prior to 2017 that had a fiscal 2017 performance period. The compensation committee determined that because Fluidigm had not met its performance objectives relating to annual revenue, no vesting would occur with respect to the 2017 performance period.
Executive Officer Stock Ownership Guidelines
Our board of directors has approved stock ownership guidelines for our executive officers to further align their interests with the interests of our stockholders.
Pursuant to the guidelines, our chief executive officer is expected to accumulate and hold a number of shares of our common stock equal to the lesser of  (i) that number of shares with a value equal to three times his annual base salary or (ii) 265,300 shares and to maintain this minimum amount of stock ownership throughout his tenure as chief executive officer. Under the guidelines, our other key executives, including our named executive officers other than the chief executive officer, are expected to accumulate and hold a number of shares of our common stock equal to the lesser of  (i) that number of shares with a value equal to his or her annual base salary, or (ii) the number of shares determined by dividing his or her then-current annual base salary by $6.14 and to maintain this minimum amount of stock ownership throughout his or her tenure as a covered key executive. For purposes of determining share ownership under the guidelines, shares owned includes shares owned outright and vested in-the-money stock options, but does not include value or shares attributable to unvested time vesting restricted stock, unvested and/or out-of-the money stock options and/or unearned performance shares.
Our key executive officers, including our chief executive officer and our other named executive officers, will be expected to achieve the applicable level of ownership by the end of the fiscal year that follows the five year anniversary of the date he or she becomes covered by the guidelines.
Executives covered by our guidelines, including our named executive officers, are not required to purchase shares on the open market in order to comply with the guidelines. In the event such an executive falls out of compliance with the guidelines at any time, he or she will be required to maintain 50% of the shares (net of tax and exercise costs) acquired through vesting or exercise of awards until the guidelines are again satisfied. The guidelines include a once-met-always-met policy such that each executive covered by our guidelines will be deemed to satisfy the guideline if they hold at least the number of shares that, as of the first measurement date they comply with the guidelines, was equal to the guideline value (i.e., following the initial compliance, the policy for each executive will reset to the lesser of the guideline value or the number of shares that originally satisfied the guideline).
Stock Option Exchange Program
In August 2017, our shareholders approved amendments to our 1999 Stock Option Plan, our 2009 Equity Incentive Plan, our 2011 Equity Incentive Plan and the DVS Sciences, Inc. 2010 Equity Incentive Plan to permit a one-time exchange program that allowed eligible employees, including our executive officers, to exchange outstanding options to purchase shares of our common stock granted under those plans with a per share exercise price greater than US$5.13 for restricted stock units or new options to purchase shares of our common stock under our 2011 Equity Incentive Plan. Approximately 62.5% of the votes cast approved the amendments to our plans.
The exchange program launched on August 23, 2017, and the terms of the exchange program are described in last year’s proxy statement and the Tender Offer Statement on Schedule TO originally filed with the Securities and Exchange Commission on August 23, 2017. Our non-employee directors were not eligible to participate in the exchange program.
Since a large percentage of outstanding options held by valuable employees of Fluidigm and its subsidiaries prior to the exchange had exercise prices that were substantially above the then-current price of our common stock, we believed the exchange program would (i) increase long-term stockholder value by improving our ability to incentivize and retain our employees through the cancellation of outstanding options that currently provide diminished retention or incentive value to our employees and (ii) create retention value for the company by requiring employees to “re-earn” equity awards as a result of the new equity awards received through the exchange program having new vesting schedules. Accordingly, we made the offer to foster retention of these employees, provide meaningful incentive to them, and better align their interests with those of our stockholders to maximize stockholder value. We believed that replacing the underwater options with new equity awards would be more effective in retaining and incentivizing employees than providing additional cash compensation (which could adversely affect our business) or relying entirely on grants of additional stock options at current market prices or restricted stock units (which would substantially increase our overhang and cause dilution to our stockholders).
We completed the exchange program on September 20, 2017. 115 employees elected to surrender eligible options to purchase a total of 1,204,198 shares of our common stock, representing approximately 50.02% of the total shares of common stock underlying the eligible options. All surrendered options were canceled effective as of the expiration date, and immediately thereafter, in exchange for such surrendered options, we issued (i) new options to purchase an aggregate of 399,117 shares of our common stock with an exercise price of  $5.13; and (ii) restricted stock units representing 54,944 shares of our common stock, each, pursuant to the terms of the exchange program and our 2011 Equity Incentive Plan. The new awards granted under the exchange program generally vest over three years.
Through the exchange program, employees having a title of Vice President or above, including our executive officers, received new awards in the form of stock options. As a result, our executives only received value for their new equity awards based on positive stock price performance, which the committee believes aligns the interests of our executives with our stockholders. Our named executive officers surrendered options covering the numbers of shares listed in the table below for new options to purchase the numbers of shares listed in the table below at a per share exercise price of  $5.13, which was the closing price of a share of our common stock on the NASDAQ Global Select Market on September 20, 2017. One-twelfth of each new option granted through the exchange program vests in equal quarterly installments over a period of three years on our regularly scheduled quarterly vesting dates of February 20, May 20, August 20, and November 20, beginning with the regularly scheduled quarterly vesting date on February 20, 2018. Vesting of each executive officer’s new options is subject to the executive officer’s continued service through each relevant vesting date.
Named Executive Officer	No. of Shares Subject to Eligible Option	No. of Shares Subject to New Option Granted(1)
Stephen Christopher Linthwaite President and Chief Executive Officer	140,000	70,000
Vikram Jog Chief Financial Officer	86,537	28,046
Steven C. McPhail Chief Commercial Officer	102,625	57,236
Mai Chan (Grace) Yow Executive Vice President, Worldwide Manufacturing of Fluidigm Singapore Pte. Ltd.	179,343	74,598
Nicholas Khadder Senior Vice President, General Counsel, and Corporate Secretary	106,300	70,143

(1)
The incremental fair values, computed as of September 20, 2017, in accordance with FASB ASC Topic 718, of the new options granted in exchange for the options surrendered in the exchange program in 2017 was $0.

We believe that the replacement of our executive officers’ underwater options with new options through the exchange program achieved the purposes of the exchange program in that our executive officers will only receive value for their new options by (i) driving positive stock price performance and increasing long-term stockholder value and (ii) “re-earning” the new options through continued service with the company.
Other Benefits
Change of Control and Severance Plan
Each of our executive officers are participants in our Change of Control and Severance Plan which we adopted in August 2017, which provides for specified payments and benefits if the executive officer’s employment is terminated for a reason other than for cause, death or disability, or if the executive officer’s employment is terminated by the executive officer for good reason, with the payments and benefits provided generally greater if such termination occurs in connection with a change of control. The terms of our executive officers’ participation in the Change of Control and Severance Plan are described under the section entitled “Executive Compensation — Potential Payments upon Termination or Change of Control.” We adopted the Change of Control and Severance Plan because we recognize that we will from time to time consider the possibility of an acquisition by another company or other change of control transaction and that such consideration can cause such executive officers to consider alternative employment opportunities.

Accordingly, our board of directors concluded that it is in the best interests of our company and our stockholders to provide assurances of specified benefits to certain of our employees, including our executive officers, whose employment is subject to being involuntarily terminated other than for death, disability, or cause or voluntarily terminated for good reason under the circumstances described in the plan. Our board determined to provide such executive officers with certain severance benefits upon their termination of employment without cause outside of the change of control context in order to provide executive officers with enhanced financial security and incentive to remain with our company. In addition, we believe that providing for acceleration of equity awards if an executive officer is terminated following a change of control transaction aligns the executive officer’s interest more closely with those of other stockholders when evaluating the transaction rather than putting the executive officer at risk of losing the benefits of those equity incentives.
In determining the amount of cash payments, benefits coverage, and acceleration of vesting to be provided to executive officers upon termination, our board considered the following factors:
•
the expected time required for an executive officer to find comparable employment following a termination event;

•
feedback received from potential candidates for executive officer positions at our company as to the level of severance payments and benefits they would require to leave other employment and join our company;

•
in the context of a change of control, the amount of vesting acceleration that would align the executive officer’s interests more closely with the interests of stockholders when considering a potential change of control transaction; and

•
the period of time following a change of control during which management positions are evaluated and subject to a heightened risk of elimination.

Split Dollar Life Insurance
The Company has entered into an agreement with Mr. Linthwaite to pay the full amount of the premium of a life insurance policy covering Mr. Linthwaite with an initial face amount of  $2,500,000. We entered into this agreement for the purposes of ensuring Mr. Linthwaite’s focus on increasing value for the stockholders. The value of the Company’s payment of such premiums is treated as taxable income to Mr. Linthwaite. In the event of Mr. Linthwaite’s death, Mr. Linthwaite’s designated beneficiaries will receive $2,000,000 of the proceeds from the life insurance policy, and the Company will receive the remainder of the proceeds. The Company is entitled to 100% of the policy’s cash value, less any policy loans and unpaid interest or prior cash withdrawals. The agreement will terminate upon the first to occur of: (1) Mr. Linthwaite’s termination of employment for any reason before age 65; (2) Mr. Linthwaite’s reaching the age of 65 while employed by the Company; or (3) the surrender, lapse, or other termination of the life insurance policy by the Company.
Employee Benefits
Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, accidental death and dismemberment insurance, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. Subject to applicable limits, we match contributions made to U.S.-based employees’ 401(k) defined contribution plans to a maximum of $2,000 per year. We also provide vacation and other paid holidays to all employees, including our executive officers, which we believe are comparable to those provided at peer companies.
Accounting and Tax Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m), places a limit of $1,000,000 on the amount of compensation that we can deduct as a business expense in any year with respect to our Chief Executive Officer and certain of our other executive officers.

We would have been able to deduct compensation paid to these executive officers in 2017 that was in excess of this limit if the compensation was “performance-based” under Code Section 162(m). We did not structure any of our compensation to our executive officers in 2017 to qualify as performance-based compensation because the requirements that must be met in order to do so reduces our flexibility in structuring our compensation program for our executive officers and we would not have benefitted from having the compensation qualify as performance-based compensation. Recent tax reform legislation expanded the number of individuals covered by Section 162(m) of the Code and eliminated the exception for “performance-based” compensation beginning in 2018.
Taxation of Nonqualified Deferred Compensation
Section 409A of the Internal Revenue Code of 1986, as amended, or Section 409A, imposes additional taxes on certain non-qualified deferred compensation arrangements that do not comply with its requirements. These requirements regulate an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A generally also provides that distributions of deferred compensation only can be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, a change in control, or the individual’s death or disability). For certain executive officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service. We have and will continue to endeavor to structure our compensation arrangements to comply with Section 409A so as to avoid the adverse tax consequences associated therewith.
Accounting for Stock-Based Compensation
The compensation committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.
ASC Topic 718 requires us to recognize in our financial statements all share-based payment awards to employees, including grants of options to purchase shares of our common stock and restricted stock awards that may be settled for shares of our common stock to our executive officers, based on their fair values. The application of ASC Topic 718 involves significant amounts of judgment in the determination of inputs into the Black-Scholes valuation model that we use to determine the fair value of stock options. These inputs are based upon assumptions as to the volatility of the underlying stock, risk free interest rates, and the expected life (term) of the options. As required under GAAP, we review our valuation assumptions at each grant date, and, as a result, our valuation assumptions used to value stock options granted in future periods may vary from the valuation assumptions we have used previously. For certain performance-based equity awards, we also must apply judgment in determining the periods when, and if, the achievement of the related performance targets becomes probable.
ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our statement of operations over the period that an employee, including our executive officers, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).
Risk Management Considerations
In setting compensation, our compensation committee strives to create incentives that encourage a level of risk-taking consistent with our business strategy and to encourage a focus on building long-term value that does not encourage excessive risk-taking. In connection with its oversight of compensation-related risks, our compensation committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our compensation committee determined that any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Fluidigm.

Compensation Committee Report
The compensation committee oversees Fluidigm’s compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee
Gerhard F. Burbach (Chair)
Samuel D. Colella
Nicolas Barthelemy
The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by Fluidigm under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Fluidigm specifically incorporates the Compensation Committee Report by reference therein.

Summary Compensation Table
The following table provides information regarding the compensation of our Chief Executive Officer, Chief Financial Officer, each of the next three most highly compensated executive officers during 2017, together referred to as our “named executive officers,” for 2017, 2016, and 2015.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Stephen Christopher Linthwaite President and Chief Executive Officer(3)	2017	521,500	468,160(4)	591,695(4)	400,000	38,515(5)	2,019,870
	2016	197,349	126,700	872,746	—	2,000	1,198,795
Vikram Jog Chief Financial Officer	2017	344,592	213,136(4)	272,898(4)	141,500	2,000(6)	974,126
	2016	339,500	76,680	80,939	—	2,000	499,199
	2015	329,600	197,472	237,772	—	2,000	766,844
Nicholas Khadder(7) Senior Vice President, General Counsel, and Corporate Secretary	2017	326,125	194,656	247,606(4)	155,500	1,323(6)	925,210
	2016	173,580	97,740	101,671	—	1,323	374,314
Steven C. McPhail(8) Chief Commercial Officer	2017	344,796	126,588(4)	160,413(4)	141,600	2,000(6)	775,397
	2016	339,700	92,820	80,939	—	2,000	515,459
	2015	216,955	312,852	350,006	—	2,000	881,813
Mai Chan (Grace) Yow Executive Vice President, Worldwide Manufacturing of Fluidigm Singapore Pte.	2017	337,231(9)	120,120(4)	151,124(4)	132,800	7,023(9)(10)	748,298
	2016	294,856(11)	76,680	80,939	—	7,127(11)	459,602
	2015	286,329(12)	320,892	237,772	—	7,243(12)	852,236

(1)
Amounts represent the aggregate grant date fair value of equity awards granted to the named executive officer in the year indicated (other than the new options granted in exchange for the options surrendered in the exchange program in 2017) calculated in accordance with FASB Topic ASC 718 without regard to estimated forfeitures. The 2016 performance stock options and performance RSUs were valued on the target outcome of performance-based conditions (i.e., based on 100% achievement). See Note 9 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our equity awards.

(2)
The amounts in this column represent total performance-based bonuses earned under our executive bonus plan for service rendered during the applicable year. All such amounts were paid subsequent to year end. For a description of our executive bonus plan, please see the section entitled “Executive Bonus Plan” under “Compensation Discussion and Analysis” above.

(3)
Mr. Linthwaite joined Fluidigm as our Chief Operating Officer and President on August 4, 2016. On October 19, 2016, he was appointed our Chief Executive Officer and President. Mr. Linthwaite was not named an executive officer prior to 2016.

(4)
Includes time-based restricted stock units and option awards that were granted as retention awards to the applicable named executive officer. See “Other Benefits — Retention Bonuses” under “Compensation Discussion and Analysis” above.

(5)
Consists of company contributions of  $2,000 made to Mr. Linthwaite’s 401(k) defined contribution plan, $27,500 of payments made by the Company for life insurance policy premiums in 2017, and $9,015 of payments made by the Company in disability insurance premiums.

(6)
Consists of company contributions made to the applicable named executive officer’s 401(k) defined contribution plan.

(7)
Mr. Khadder joined Fluidigm as our Senior Vice President, General Counsel, and Corporate Secretary on June 6, 2016. Mr. Khadder was not named an executive officer prior to 2016.

(8)
Mr. McPhail joined Fluidigm as General Manager, Production Genomics in May 2015 and became our Chief Commercial Officer in August 2016.

(9)
Based on conversion of Singapore Dollars (SGD) to US Dollars (USD) at a rate of 1 SGD to 0.7430 USD, the average conversion rate for the period beginning December 1, 2017 to December 31, 2017.

(10)
Consists of company contributions made to Ms. Yow’s Central Providence Fund.

(11)
Based on conversion of Singapore Dollars (SGD) to US Dollars (USD) at a rate of 1 SGD to 0.6964 USD, the average conversion rate for the period beginning December 1, 2016 to December 31, 2016.

(12)
Based on conversion of Singapore Dollars (SGD) to US Dollars (USD) at a rate of 1 SGD to 0.7101 USD, the average conversion rate for the period beginning December 1, 2015 to December 31, 2015.

Grants of Plan-Based Awards
The following table presents information concerning each grant of an award made to a named executive officer in 2017 under any plan.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payments Under Equity Incentive Plan Awards (#)			All Stock Awards: Number of Shares of Stock or Units (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Stephen Christopher Linthwaite	02/13/2017	—	—	—	—	—	—	76,000(4)	—	—	468,160
	02/13/2017	—	—	—	—	—	—	—	189,500(4)	6.16	591,695
	04/24/2017(5)	247,065	380,100	459,921	—	—	—	—	—	—	—
	09/20/2017	—	—	—	—	—	—	—	70,000(6)	5.13	—
Vikram Jog	02/13/2017	—	—	—	—	—	—	34,600(4)	—	—	213,136
	02/13/2017	—	—	—	—	—	—	—	87,400(4)	6.16	272,898
	04/24/2017(5)	96,600	148,616	179,826	—	—	—	—	—	—	—
	09/20/2017	—	—	—	—	—	—	—	967(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	3,444(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	6,609(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	1,541(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	2,073(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	8,941(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	4,471(6)	5.13	—
Nicholas Khadder	02/13/2017	—	—	—	—	—	—	31,600(4)	—	—	194,656
	02/13/2017	—	—	—	—	—	—	—	79,300(4)	6.16	247,606
	04/24/2017(5)	92,475	142,269	172,145	—	—	—	—	—	—	—
	09/20/2017	—	—	—	—	—	—	—	13,500(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	56,643(6)	5.13	—
Steven C. McPhail	02/13/2017	—	—	—	—	—	—	20,550(4)	—	—	126,588
	02/13/2017	—	—	—	—	—	—	—	51,375(4)	6.16	160,413
	04/24/2017(5)	96,657	148,704	179,931	—	—	—	—	—	—	—
	09/20/2017	—	—	—	—	—	—	—	7,127(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	8,941(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	4,471(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	36,697(6)	5.13	—
Mai Chan (Grace) Yow	02/13/2017	—	—	—	—	—	—	19,500(4)	—	—	120,120
	02/13/2017	—	—	—	—	—	—	—	48,400(4)	6.16	151,124
	04/24/2017(5)	88,643(7)	136,373(7)	165,011(7)	—	—	—	—	—	—	—
	09/20/2017	—	—	—	—	—	—	—	242(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	4,920(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	17,838(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	1,541(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	2,073(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	8,941(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	4,471(6)	5.13	—
	09/20/2017	—	—	—	—	—	—	—	34,572(6)	5.13	—

(1)
The target amounts shown in this column reflect our annual incentive plan awards provided under our 2017 executive bonus plan. The maximum amounts in this column reflect the greatest payouts that could be made if pre-established maximum performance levels were met or exceeded. Actual 2017 executive bonus plan payouts are reflected in the non-equity incentive plan compensation column of the Summary Compensation Table.

(2)
Based upon the closing sale price of our common stock as reported on the NASDAQ Global Select Market on the date of grant.

(3)
Option awards listed with a grant date of September 20, 2017 were granted in connection with our recent stock option exchange program, and the amount reported for any such award reflects the incremental fair value of such award in excess, if any, of the fair value of the options surrendered in exchange therefor, calculated in accordance with ASC 718. All other amounts reported represent the grant date fair value of the equity awards, calculated in accordance with FASB ASC Topic 718 without regard to estimated forfeitures. See Note 9 of the notes to our audited consolidated financial statements for a discussion of assumptions made in determining the grant date fair value.
(4)
Represents awards granted under our 2011 Equity Incentive Plan.

(5)
Corresponds to the date on which our compensation committee set the target bonus amounts payable to each of our named executive officers pursuant to our 2017 executive bonus plan. Under our 2017 executive bonus plan, the payouts were based on achievement of company and individual performance goals, as discussed in the section of our Compensation Discussion & Analysis titled “Executive Bonus Plan — Bonus Plan Structure.” The portion of the bonus subject to revenue achievement was not subject to an aggregate cap in 2017.

(6)
Reflects replacement stock option awards granted in connection with our recent stock option exchange program.

(7)
Based on conversion of Singapore Dollars (SGD) to US Dollars (USD) at a rate of 1 SGD to 0.7430 USD, the average conversion rate for the period beginning December 1, 2017 to December 31, 2017.

Outstanding Equity Awards at Fiscal Year-End
The following table presents information concerning unexercised options and unvested stock awards outstanding as of December 31, 2017 for each named executive officer. Each outstanding equity award was granted pursuant to our 2011 Equity Incentive Plan.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen Christopher Linthwaite	40,833(1)	99,167	—	4.99	11/8/2026	60,167(2)	354,384(3)	—	—
	43,426(4)	146,074	—	6.16	2/13/2027	—	—	—	—
	—	70,000(5)	—	5.13	9/20/2027	—	—	—	—
Vikram Jog	20,028(4)	67,372	—	6.16	2/13/2027	234(6)	1,378(3)	—	—
	—	4,471(5)	—	5.13	9/20/2027	1,401(7)	8,252(3)	—	—
	—	967(5)	—	5.13	9/20/2027	2,926(8)	17,234(3)	—	—
	—	8,941(5)	—	5.13	9/20/2027	27,392(2)	161,339(3)	—	—
	—	2,073(5)	—	5.13	9/20/2027	—	—	2,700(9)	15,903(3)
	—	1,541(5)	—	5.13	9/20/2027	—	—	—	—
	—	6,609(5)	—	5.13	9/20/2027	—	—	—	—
	—	3,444(5)	—	5.13	9/20/2027	—	—	—	—
Nicholas Khadder	—	56,643(5)	—	5.13	9/20/2027	6,975(10)	41,083(3)	—	—
	—	13,500(5)	—	5.13	9/20/2027	25,017(2)	147,350(3)	—	—
Steven C. McPhail	—	4,471(5)	—	5.13	9/20/2027	4,650(7)	27,389(3)	—	—
	—	36,697(5)	—	5.13	9/20/2027	2,926(8)	17,234(3)	—	—
	—	8,941(5)	—	5.13	9/20/2027	16,269(2)	95,824(3)	—	—
	—	7,127(5)	—	5.13	9/20/2027	—	—	2,700(9)	15,903(3)
Mai Chan (Grace) Yow	—	242(5)	—	5.13	9/20/2027	234(6)	1,378(3)	—	—
	—	34,572(5)	—	5.13	9/20/2027	2,276(7)	13,406(3)	—	—
	—	8,941(5)	—	5.13	9/20/2027	2,926(8)	17,234(3)	—	—
	—	2,073(5)	—	5.13	9/20/2027	15,438(2)	90,930(3)	—	—
	—	1,541(5)	—	5.13	9/20/2027	—	—	2,700(9)	15,903(3)
	—	17,838(5)	—	5.13	9/20/2027	—	—	—	—
	—	4,920(5)	—	5.13	9/20/2027	—	—	—	—
	—	4,471(5)	—	5.13	9/20/2027	—	—	—	—

(1)
12/48th of the shares subject to the option vested on October 19, 2017 and 1/48th of the shares subject to the option have vested and will continue to vest each month thereafter such that the option will be fully vested on October 19, 2020. Vesting is subject to continued service through the applicable vesting date.

(2)
4/48th of the total number of shares underlying the restricted stock units granted vested on May 20, 2017, and 3/48th of the total number of shares underlying the restricted stock units granted have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(3)
Based on the closing price of our common stock of  $5.89 per share on December 29, 2017, as reported on the NASDAQ Global Select Market, and the number of the restricted stock units that had not vested as of December 31, 2017.

(4)
15/48th of the total number of shares subject to the option had vested as of March 1, 2018, and 1/48th of the shares subject to the option and will continue to vest each month thereafter such that the option will be fully vested on January 1, 2021. Vesting is subject to continued service through the applicable vesting date.

(5)
1/12th of the total number of shares subject to the option will vest on February 20, 2018, and 1/12th of the shares subject to the option will vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(6)
4/48th of the shares underlying the restricted stock units vested on May 20, 2014 and 3/48th of the shares underlying the restricted stock units granted have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(7)
4/48th of the shares underlying the restricted stock units vested on May 20, 2015 and 3/48th of the shares underlying the restricted stock units granted have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(8)
4/48th of the shares underlying the restricted stock units vested on May 20, 2016 and 3/48th of the shares underlying the restricted stock units granted have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

(9)
These performance-based restricted stock units covered two annual periods (fiscal 2016 and fiscal 2017). For each of the two fiscal years, the performance award were eligible to vest based on the growth in our revenues (as compared to the previous fiscal year). If the actual growth rate for a given fiscal year equaled or exceeded the target, 100% of the portion of the performance award covering that fiscal year would be eligible to vest. If the actual growth rate equaled a certain minimum growth rate, 50% of the portion of the performance award covering that fiscal year would have been eligible to vest. For achievement between minimum and target growth rates, eligibility to vest scaled linearly between 50% and 100%. If the level of achievement had been certified, the performance awards for the given fiscal year that became eligible to vest would have vested according to the following time-based schedule: (1) 50% immediately upon the date the actual growth rate was certified, (2) 25% on the one-year anniversary of the certification date, and (3) 25% on the two-year anniversary of the certification date. Vesting was subject to continued service through the applicable vesting date. In March 2018, our compensation committee reviewed our performance in 2017 for purposes of determining achievement of the performance based vesting conditions for each of the performance awards granted prior to 2017 that had a fiscal 2017 performance period. The compensation committee determined that because Fluidigm had not met or exceeded its performance objectives relating to annual revenue, no vesting would occur with respect to the 2017 performance period.

(10)
14/48th of the shares underlying the restricted stock units vested on August 20, 2017 and 3/48th of the shares underlying the restricted stock units granted have vested and will continue to vest every three months thereafter until fully vested. Vesting is subject to continued service through the applicable vesting date.

Option Exercises and Stock Vested in 2017
The following table provides additional information about the value realized by the named executive officers upon option award exercises and the vesting of restricted stock unit awards during the year ended December 31, 2017.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen Christopher Linthwaite	—	—	15,833	77,091
Vikram Jog	—	—	11,158	56,071
Nicholas Khadder	—	—	10,408	47,400
Steven C. McPhail	—	—	8,731	44,474
Mai Chan (Grace) Yow	—	—	8,762	44,734

(1)
Value realized on vesting of stock awards is based on the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.

As of December 31, 2017, our named executive officers had not been awarded any equity awards other than stock options, restricted stock units, and performance stock units.
Pension Benefits & Nonqualified Deferred Compensation
We do not provide a pension plan for our employees and no named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2017.
Potential Payments Upon Termination or Change of Control
On August 21, 2017, the compensation committee of our board of directors approved a Change of Control and Severance Plan (“Severance Plan”) under which our named executive officers, other executive officers, and certain other designated employees are eligible to receive severance benefits.
We adopted the Severance Plan because we recognize that we will from time to time consider the possibility of an acquisition by another company or other change of control transaction and that such consideration can cause such executive officers to consider alternative employment opportunities.
We have entered into individual participation agreements with each of our named executive officers under our Change of Control and Severance Plan (our “Severance Plan”), which provides for the following payments and benefits if the named executive officer’s employment with us is terminated in certain circumstances.
Under the Severance Plan, if any named executive officer’s employment is terminated outside of the period beginning 3 months before a change of control (as defined in the Severance Plan) and ending 12 months after a change of control (such period, the “Change of Control Period”) for a reason other than cause or the named executive officer’s death or disability (as such terms are defined in the Severance Plan), then, subject to the Severance Conditions (as defined below), the named executive officer will be entitled to receive the following severance benefits:
•
Continued payments (less applicable withholdings) totaling 75% of the named executive officer’s annual base salary in effect as of the date of termination in equal installments over a period of nine months (or, in the case of Mr. Linthwaite, our President and CEO, 200% of his annual base salary paid in equal installments over a period of 24 months) following his termination.

•
Reimbursement of costs of continued health coverage for the named executive officer, his or her spouse, and/or his or her dependents, as applicable, for a period of up to 9 months (or, in Mr. Linthwaite’s case, 12 months) following termination.

•
Reasonable outplacement services in accordance with any applicable policy of ours that is in effect as of the named executive officer’s termination (or if no such policy is in effect, as determined by us).

Under the Severance Plan, if any named executive officer’s employment is terminated within the Change of Control Period either (i) by us for a reason other than cause or the named executive officer’s death or disability or (ii) by the named executive officer for good reason (as defined in the named executive officer’s participation agreement under the Severance Plan), then, subject to the Severance Conditions, the named executive officer will be entitled to receive the following severance benefits:
•
A lump-sum payment (less applicable withholdings) totaling 150% (or, in Mr. Linthwaite’s case, 200%) of the sum of  (x) his or her annual base salary (as in effect immediately before termination or immediately before the change of control, whichever is higher) plus (y) the greater of  (A) his or her annual target bonus (as in effect immediately before termination or immediately before the change of control, whichever is higher) or (B) the average of the annual bonuses actually paid to him or her for the three fiscal years preceding the year in which his or her termination occurs.

•
Reimbursement of costs of continued health coverage for the named executive officer, his or her spouse, and/or his or her dependents, as applicable, for a period of up to 18 months (or, in Mr. Linthwaite’s case, 24 months) following termination.

•
100% vesting acceleration of his or her then-outstanding and unvested equity awards, provided that, if an equity award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then, unless otherwise provided in the applicable equity award agreement, 100% of such equity award will vest assuming the applicable performance criteria had been achieved at target levels for the relevant performance period(s).

•
Reasonable outplacement services in accordance with any applicable policy of ours that is in effect as of the named executive officer’s termination (or if no such policy is in effect, as determined by us), except that such outplacement services will be in no case less than the outplacement services provided under any applicable policy of ours that is in effect immediately prior to the applicable change of control.

The Severance Plan superseded the severance benefits provided to our named executive officers under the Company’s previous existing forms of amended and restated employment and severance agreement. To receive the Severance Plan benefits, the named executive officer would also be required sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to us within the period set forth in the Severance Plan and be in compliance with any confidentiality, proprietary information and inventions assignment agreement and any other appropriate agreement between the named executive officer and us (together, the “Severance Conditions”).
If any of the severance and other benefits provided for in the Severance Plan or otherwise payable to a named executive officer (“280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then the 280G Payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to such named executive officer. The Severance Plan does not require us to provide any tax gross-up payment to any named executive officer participating in the Severance Plan.
Subject to earlier termination in accordance with the terms and conditions of the Severance Plan, the Severance Plan will automatically terminate 3 years following its adoption by the Compensation Committee, but if a change of control occurs, the expiration date of the Severance Plan will be extended automatically through the date 12 months following a change of control.
The following table describes the payments and benefits that each of our named executive officers would be entitled to receive pursuant to the Severance Plan, assuming that each of the following triggers occurred on December 31, 2017: (i) their employment was terminated for a reason other than for “cause” or the named executive officer’s death or “disability” more than 3 months prior to or after 12 months following a “change of control” and (ii) their employment was terminated for a reason other than for “cause” or the named executive officer’s death or “disability” or by them for “good reason” within 3 months prior to or 12 months following a “change of control.”
	Employment Terminated for reason other than Cause, death, or Disability more than 3 months prior to, or more than 12 Months after, a Change of Control		Employment Terminated for reason other than “Cause,” death or Disability within 3 months prior to or 12 Months after a Change of Control(1)
Name	Severance Payments ($)	Health Care Benefits ($)	Equity Acceleration ($)(2)	Severance Payments ($)	Health Care Benefits ($)
Stephen Christopher Linthwaite	1,086,000(3)	31,535(4)	561,561	1,846,200(5)	63,070(6)
Vikram Jog	262,264(7)	23,651(8)	243,975	747,452(9)	47,303(10)
Nicholas Khadder	251,063(7)	25,374(8)	257,350	715,529(9)	50,748(10)
Steven C. McPhail	262,418(7)	23,651(8)	213,968	747,893(9)	47,303(10)
Mai Chan (Grace) Yow(11)	240,659(7)	1,513(12)	209,640	685,877(9)	3,027(13)

(1)
Includes termination of the employee’s employment by the company or its successor without “cause” and termination by the employee for “good reason.”

(2)
We estimate the value of the acceleration of options and restricted stock units held by the named executive officer based on the closing stock price of our common stock of  $5.89 per share on December 29, 2017 (the last trading day of 2017), as reported on the NASDAQ Global Select Market, and the number of unvested in-the-money options and shares held by such named executive officer as of December 31, 2017.

(3)
The amount shown is equal to 200% of Mr. Linthwaite’s annual base salary as of December 31, 2017.

(4)
The amount shown is equal to the cost of covering Mr. Linthwaite and his eligible dependents under our benefit plans for a period of 12 months, assuming that such coverage is timely elected under COBRA.

(5)
The amount shown is equal to 200% of the sum of  (a) Mr. Linthwaite’s annual base salary as of December 31, 2017, plus (b) his annual target bonus as of December 31, 2017.

(6)
The amount shown is equal to the cost of covering Mr. Linthwaite and his eligible dependents under our benefit plans for a period of 24 months, assuming that such coverage is timely elected under COBRA.

(7)
The amount shown is equal to 75% of the named executive officer’s annual base salary as of December 31, 2017.

(8)
The amount shown is equal to the cost of covering the named executive officer and his eligible dependents under our benefit plans for a period of nine months, assuming that such coverage is timely elected under COBRA for such U.S.-based named executive officer.

(9)
The amount shown is equal to 150% of the sum of  (a) the named executive’s annual base salary as of December 31, 2017, plus (b) his or her annual target bonus as of December 31, 2017.

(10)
The amount shown is equal to the cost of covering the named executive officer and his eligible dependents under our benefit plans for a period of 18 months, assuming that such coverage is timely elected under COBRA for such U.S.-based named executive officer.

(11)
Based on conversion of Singapore Dollars (SGD) to US Dollars (USD) at a rate of 1 SGD to 0.7430 USD, the average conversion rate for the period beginning December 1, 2017 to December 31, 2017.

(12)
Ms. Yow is based in Singapore and is not eligible to participate in COBRA. The amount shown is equal to the cost of covering Ms. Yow and her eligible dependents under the applicable health care benefit plan in Singapore for a period of nine months.

(13)
Ms. Yow is based in Singapore and is not eligible to participate in COBRA. The amount shown is equal to the cost of covering Ms. Yow and her eligible dependents under the applicable health care benefit plan in Singapore for a period of 18 months.

In addition to the benefits described above, our 2011 Equity Incentive Plan, 2009 Equity Incentive Plan, 1999 Stock Option Plan, and 2017 Inducement Award Plan provide for full acceleration of all outstanding options in the event of a change of control of our company where the successor company does not assume our outstanding options and other awards in connection with such acquisition transaction. We estimate the value of this benefit for each named executive officer to be equal to the amount listed above in the column labeled “Equity Acceleration.”
CEO Pay Ratio
Under SEC rules, we are required to provide the following information regarding the relationship between the annual total compensation of Mr. Linthwaite, our Chairman, President and Chief Executive Officer, and the median annual total compensation of our employees (other than Mr. Linthwaite) for fiscal 2017:
•
Mr. Linthwaite’s annual total compensation, as reported in the Summary Compensation Table included in this proxy statement, which was $2,019,870.

•
The median of the annual total compensation of all employees (other than Mr. Linthwaite) of the Company (including our consolidated subsidiaries) was $85,468.

•
Based on the above, for 2017, the ratio of Mr. Linthwaite’s annual total compensation to the median of the annual total compensation of all employees was 24 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended. We determined the median of the annual total compensation of our employees as of December 31, 2017, at which time we (including our consolidated subsidiaries) had 512 full-time, part-time, and temporary employees (excluding Mr. Linthwaite), consisting of 215 U.S. employees and 297 (or approximately 58% of our total employee population) employees located outside of the United States. In accordance with the permitted methodology for determining the “median employee”, we excluded all 7 of our employees in Japan from our calculations under the 5% de minimis exception. We then compared the annual base salary for salaried employees (or for hourly employees, hourly rate multiplied by expected annual work schedule) for 2017 and target incentive compensation and commissions for 2017 to determine the median employee. Once we identified our median employee, we estimated such employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. With respect to the annual total compensation of Mr. Linthwaite, we used the amount reported in the “Total” column in the Summary Compensation Table included in this proxy statement.
Equity Compensation Plan Information
The following table summarizes the number of outstanding options and restricted stock units granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2017.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
1999 Stock Option Plan(1)	3,301	$19.32	—
2009 Equity Incentive Plan(2)	105,705	$6.47	—
2011 Equity Incentive Plan(3)	3,339,868	$7.04	2,348,587
2017 Employee Stock Purchase Plan(4)	—	—	949,739
Equity compensation plans not approved by security holders
DVS Sciences, Inc. 2010 Equity Incentive Plan(5)	40,184	$1.01	—
2017 Inducement Award Plan(6)	12,000	—	1,988,000
Total	3,501,058	$6.94	5,286,326

(1)
The 1999 Stock Option Plan was replaced by the 2009 Equity Incentive Plan in April 2009. A total of 381,495 shares remaining available for grant under the 1999 Stock Option Plan were transferred to the 2009 Equity Incentive Plan and the 1999 Stock Option Plan was terminated for any new grants.

(2)
The 2009 Equity Incentive Plan was replaced by the 2011 Equity Incentive Plan in February 2011. A total of 55,423 shares remaining available for grant under the 2009 Equity Incentive Plan were transferred to the 2011 Equity Incentive Plan and the 2009 Equity Incentive Plan was terminated for any new grants.

(3)
The 2011 Equity Incentive Plan provides that the number of shares available for issuance under the plan will include an annual increase on the first day of each fiscal year beginning in 2012, equal to the least of: (a) 1,000,000 shares; (b) 4.0% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year; or (c) such other amount as our board of directors may determine. Pursuant to the provision, an additional 1,000,000 shares became available for issuance under the 2011 Equity Incentive Plan, effective January 1, 2018. This increase is not reflected in the table above.
(4)
The 2017 Employee Stock Purchase Plan was approved by shareholders in July 2017. A total of 1,000,000 shares were reserved for issuance, of which 949,739 shares remain available for sale as of December 31, 2017.

(5)
As of December 31, 2017, individual awards of options to purchase a total of 40,184 shares were outstanding pursuant to awards assumed in connection with our acquisition of DVS Sciences, Inc. and granted under DVS’s 2010 Equity Incentive Plan at a weighted-average exercise price of  $1.01.

(6)
The Fluidigm 2017 Inducement Plan was approved by the board in January 2017. As of December 31, 2017, a total of 1,988,000 shares of Fluidigm common stock remained available for issuance under the 2017 Inducement Plan and equity awards covering an aggregate of 12,000 shares were outstanding.

Material Features of the 2017 Inducement Award Plan
The 2017 Inducement Award Plan, or 2017 Inducement Plan, was established by the board in January 2017 with the purpose of attracting, retaining and incentivizing employees in furtherance of Fluidigm’s success. In accordance with NASDAQ rules, this plan is used to offer equity awards as material inducements for new employees to join Fluidigm. As of January 5, 2017, 2,000,000 shares of common stock were reserved solely for the granting of inducement stock options, restricted stock, restricted stock units and other awards. The 2017 Inducement Plan provides for the granting of stock options with exercise prices equal to the fair market value of our common stock on the date of grant. As of December 31, 2017, a total of 1,988,000 shares of Fluidigm common stock remained available for issuance under the 2017 Inducement Plan.

RELATED PERSON TRANSACTIONS AND SECTION 16(A)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Related Person Transactions
OpGen Supply Agreement
In December 2013, OpGen, Inc., or OpGen, purchased a Biomark HD system and related consumables from us. Evan Jones, a former member of our board of directors, is the President and Chief Executive Officer of OpGen, a member of OpGen’s board of directors, and a substantial stockholder in OpGen. Evan Jones resigned as a member of our board of directors effective as of August 1, 2017. OpGen’s purchase price for the Biomark HD system was approximately $221,000. In March 2014, we entered into a supply agreement with OpGen with respect to OpGen’s purchases of consumables for use with the system. OpGen’s aggregate purchases under the supply agreement during the year ended December 31, 2017 totaled approximately $107,000. During the first quarter of 2018, OpGen did not make any purchases from us. We believe that our transactions with OpGen were on commercially reasonable terms no less favorable to us than could have been obtained from unaffiliated third parties. The terms of these transactions have been previously approved and ratified by our audit committee without the participation of Mr. Jones.
In addition, through its affiliated funds, Versant Ventures, a venture capital firm for which the chairman of our board of directors, Samuel D. Colella, serves as a managing member, is a significant stockholder in OpGen. Mr. Colella does not serve on the board of directors of OpGen and is not involved in its operations. We do not believe that our transactions with OpGen constitute “related person transactions” within the meaning of Item 404 of Regulation S-K as they pertain to Mr. Colella, but as part of our governance policy, Versant’s relationship with OpGen was disclosed to our audit committee in connection with its consideration of the transactions described above.
Policy Concerning Audit Committee Approval of Related Person Transactions
Our board of directors and audit committee have adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of any of the foregoing persons, are not permitted to enter into any transaction with us for which disclosure would be required under Item 404 of Regulation S-K, referred to as a related person transaction, without the review and approval or ratification of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any related person transaction must be presented to our audit committee for review, consideration and approval or ratification. In approving or rejecting any such related person transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements in 2017, except that Mai Chan (Grace) Yow, Steven McPhail, and Vikram Jog each filed a late amendment to a timely filed Form 4 reporting option grants. In making these statements, we have relied upon examination of the filings made with the SEC and the written representations of our directors and executive officers.

SECURITY OWNERSHIP
Except as indicated by the footnotes below, the following table sets forth information as of April 5, 2018 concerning:
•
Each person who we know beneficially owns more than five percent of our common stock;

•
Each of our directors and nominees for the board of directors;

•
Each of our named executive officers; and

•
All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 38,912,978 shares of common stock outstanding at April 5, 2018. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable, options held by that person that are exercisable within 60 days of April 5, 2018, and restricted stock units that are scheduled to vest within 60 days of April 5, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The information provided in the table is based on our records, information filed with the SEC, and information provided to Fluidigm, except where otherwise noted.
Name of Beneficial Owner	Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Levin Capital Strategies, L.P.(1)	12,494,686	32.1%
Entities affiliated with PRIMECAP Management Company(2)	5,775,143	14.8%
Entities affiliated with Neuberger Berman Group LLC(3)	4,734,734	12.2%
Entities affiliated with BlackRock, Inc.(4)	2,184,882	5.6%
Directors and Named Executive Officers:
Stephen Christopher Linthwaite(5)	256,709	*
Nicolas M. Barthelemy(6)	31,123	*
Gerhard F. Burbach(7)	91,333	*
Samuel D. Colella(8)	156,248	*
Patrick S. Jones(9)	102,666	*
Carlos V. Paya(10)	21,686	*
Vikram Jog(11)	103,721	*
Nicholas S. Khadder(12)	22,668	*
Steven C. McPhail(13)	44,537	*
Mai Chan (Grace) Yow(14)	33,548	*
All current directors, current executive officers, and named executive officers as a group (10 persons)(15)	864,239	2.2%

*
Less than one percent.

(1)
Based solely on the Form 4 filed with the SEC on April 4, 2018. Levin Capital Strategies, L.P., or LCS, filing jointly with LCS GP, LLC, Bi-Directional Disequilibrium Master Fund, Ltd. (“BDD”) (formerly known as Levin Capital Trilogy Master Fund, Ltd.), LCS, LLC, Levcap Alternative Fund, L.P. (“Levcap”), LCS Event Partners LLC, Safinia Partners, L.P. (“Safinia”), LCS L/S, LLC and John A. Levin (collectively, the “LCS Filing Group”), report that the shares are beneficially owned as follows: 11,048,556 shares are owned by Managed Accounts of LCS; 89,363 are owned by BDD; 1,275,129 shares are owned by Transamerica Large Cap Value Fund; 56,820 shares are owned by Levcap; 19,818 shares are owned by Safinia; and 5,000 shares are owned by spouse of John A. Levin. The address of LCS is 595 Madison Avenue, 17th Floor, New York, NY 10022.

(2)
Based solely on the most recently available Schedule 13G/A filed with the SEC on February 27, 2018. PRIMECAP Management Company, or PRIMECAP, reported sole voting power with respect to 3,850,032 shares, sole dispositive power with respect to 5,775,143 shares, and no shared voting or dispositive power. PRIMECAP is an investment advisor in accordance with Rule 13d 1(b). The address of PRIMECAP is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(3)
Based solely on the most recently available Schedule 13G/A filed with the SEC on February 15, 2018. Neuberger Berman Group LLC, filing jointly with Neuberger Berman Investment Advisers LLC, reported shared voting power with respect to 3,854,423 shares, shared dispositive power with respect to 4,734,734 shares, and no sole voting or dispositive power. The address of Neuberger Berman Group LLC is 1290 Avenue of the Americas, New York, NY 10104.

(4)
Based solely on the most recently available Schedule 13G filed with the SEC on February 1, 2018. BlackRock, Inc., or BlackRock, and its affiliates, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, reported sole voting power with respect to 2,139,653 shares, sole dispositive power with respect to 2,184,882 shares, and no shared voting or dispositive power. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)
Consists of 117,764 shares held by Stephen Christopher Linthwaite, options to purchase 134,195 shares of common stock that are exercisable within 60 days of April 5, 2018, and 4,750 restricted stock units scheduled to vest within 60 days of April 5, 2018.

(6)
Consists of 20,707 shares held by the Barthelemy 2001 Trust, of which Mr. Barthelemy is a trustee, and options to purchase 10,416 shares of common stock that are exercisable within 60 days of April 5, 2018.

(7)
Consists of 17,667 shares held by Gerhard F. Burbach, of which 12,667 are vested restricted stock units for which Mr. Burbach has deferred settlement as described in “Compensation of Directors – RSUs in lieu of Cash and RSU Deferral”, and options to purchase 73,666 shares of common stock that are exercisable within 60 days of April 5, 2018.

(8)
Consists of 62,300 shares held by Samuel D, Colella, 5,561 shares held by The Colella Family Partners, L.P., of which Mr. Colella is a general partner, 53,395 shares held by the Colella Family Exempt Marital Deduction Trust dated September 21, 1992 of which Mr. Colella is a trustee, 3,326 shares held by the Colella Family Non-Exempt Marital Deduction Trust dated September 21, 1992 of which Mr. Colella is a trustee, and options to purchase 31,666 shares of common stock that are exercisable within 60 days of April 5, 2018.

(9)
Consists of 5,000 shares held by Patrick S. Jones, and options to purchase 97,666 shares of common stock that are exercisable within 60 days of April 5, 2018.

(10)
Consists of 11,270 shares held by Carlos V. Paya, and options to purchase 10,416 shares of common stock that are exercisable within 60 days of April 5, 2018.

(11)
Consists of 13,235 shares held by Vikram Jog, 52,061 shares held by the Vikram and Pratima Jog Family Trust U/A dated June 23, 2009, of which Mr. Jog is a trustee, options to purchase 35,625 shares of common stock that are exercisable within 60 days of April 5, 2018, and 2,800 restricted stock units scheduled to vest within 60 days of April 5, 2018.

(12)
Consists of 8,328 shares held by Nicholas Khadder, options to purchase 11,690 shares of common stock that are exercisable within 60 days of April 5, 2018, and 2,650 restricted stock units scheduled to vest within 60 days of April 5, 2018.

(13)
Consists of 32,603 shares held by Steven C. McPhail, options to purchase 9,538 shares of common stock that are exercisable within 60 days of April 5, 2018, and 2,396 restricted stock units scheduled to vest within 60 days of April 5, 2018.

(14)
Consists of 19,075 shares held by Mai Chan (Grace) Yow, options to purchase 12,431 shares of common stock that are exercisable within 60 days of April 5, 2018, and 2,042 restricted stock units scheduled to vest within 60 days of April 5, 2018.

(15)
Consists of 422,292 shares beneficially owned by current directors, current executive officers, and named executive officers, options held by current directors and executive officers to purchase 427,309 shares of common stock that are exercisable within 60 days of April 5, 2018, 14,638 restricted stock units scheduled to vest within 60 days of April 5, 2018, and includes 12,667 vested restricted stock units for which a director has deferred settlement.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement. Our financial statements and other information required by Item 13(a) are incorporated by reference from our annual report on Form 10-K filed with the SEC on March 8, 2018.
OTHER MATTERS
We know of no other matters to be submitted at the 2018 annual meeting. If any other matters properly come before the 2018 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.
It is important that your shares be represented at the 2018 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
South San Francisco, California
April 27, 2018

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. FLUIDIGM CORPORATIONAnnual Meeting of StockholdersMay 31, 2018 at 9:00 AM (Pacific Time)This proxy is solicited by the Board of DirectorsThe undersigned stockholder hereby appoints Stephen Christopher Linthwaite and Vikram Jog, or either of them, as proxies, each withthe power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot,all of the shares of common stock of FLUIDIGM CORPORATION that the stockholder is entitled to vote at the Annual Meeting ofStockholders to be held at 9:00 AM (Pacific Time) on May 31, 2018, at the offices of Fluidigm Corporation located at 7000 ShorelineCt., Suite 100, South San Francisco, California 94080, and any adjournments or postponements thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCHDIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHERBUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENTTHEREOF.Continued and to be signed on the reverse sideImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement, and 2017 Annual Report are available at:http://www.viewproxy.com/Fluidigm/2018

1. Election of Directors

NOMINEES:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
01 Gerhard F. Burbach 02 Carlos Paya	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark **"FOR ALL EXCEPT"** and write the number of the nominee on the line below.

____

The Board of Directors recommends that you vote FOR Proposal 2:	FOR	AGAINST	ABSTAIN
2. To approve our executive compensation program for the year ended December 31, 2017, on an advisory (non-binding) basis..	☐	☐	☐

I plan on attending the meeting ☐

Date: ______________________________

____
Signature

____
Signature (if held jointly)

CONTROL NUMBER

CONTROL NUMBER

PROXY SUBMISSION INSTRUCTIONS

INTERNET

Submit Your Proxy on the Internet:

Go to www.AALvote.com/FLDM

Have your proxy card available when you access the above website. Follow the prompts to submit your proxy.

TELEPHONE

Submit Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to submit your proxy. Have your proxy card available when you call. Follow the instructions to submit your proxy.

MAIL

Submit Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

FORALLoWITHHOLDALLoFOR ALLEXCEPTo1. Election of DirectorsNOMINEES:01 Gerhard F. Burbach02 Carlos PayaINSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “FOR ALLEXCEPT” and write the number of the nominee on the line below.t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. tI plan on attending the meeting oPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, orother fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. Ifa corporation or partnership, please sign in full corporate or partnership name, by authorized officer.Date: ______________________________________________________________________________________________________________________________Signature_________________________________________________________________Signature (if held jointly)The Board of Directors recommends that you vote FOR Proposal 2:2. To approve our executive compensation program for theyear ended December 31, 2017, on an advisory (nonbinding)basis..The Board of Directors recommends that you vote FOR Proposal 3:3. To ratify the appointment of PricewaterhouseCoopers LLPas our independent registered public accounting firm for theyear ending December 31, 2018.NOTE: This proxy, when properly executed, will be voted in the mannerdirected herein. If no direction is made, this proxy will be voted FOR theelection of both nominees for Class II directors, FOR the approval of our executive compensationprogram for the year ended December 31, 2017, and FOR the ratification of the appointment ofPricewaterhouseCoopers LLP as our independent registered public accounting firm for the yearending December 31, 2018. The proxy holders may vote in their discretion with regard to any othermatter properly brought before the meeting and at any adjournment or postponement thereof.PROXY SUBMISSION INSTRUCTIONSPlease have your 11 digit control number ready when submitting your proxy by Internet or TelephoneVote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a WeekYour phone or Internet vote authorizes the named proxies to vote your sharesin the same manner as if you marked, signed and returned your proxy card.Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM(Pacific Time) on May 30, 2018.INTERNETSubmit Your Proxy on theInternet:Go to www.AALvote.com/FLDMHave your proxy card availablewhen you access the abovewebsite.Follow the prompts tosubmit your proxy.TELEPHONESubmit Your Proxy by Phone:Call 1 (866) 804-9616Use any touch-tone telephoneto submit your proxy. Have yourproxy card available when youcall. Follow the instructions tosubmit your proxy.MAILSubmit Your Proxy by Mail:Mark, sign, and date your proxycard, then detach it, and returnit in the postage-paid envelopeprovided.CONTROL NUMBERCONTROL NUMBERTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS xThe Board of Directors recommends that you vote FOR the following nominees for Class II directors:FOR AGAINST ABSTAINo o oFOR AGAINST ABSTAINo o o